Execution Copy









                                CREDIT AGREEMENT


                          DATED AS OF AUGUST 25, 1995


                                     AMONG


                          PLAYERS INTERNATIONAL, INC.,
                                  as Borrower,

                           THE LENDERS LISTED HEREIN,
                                  as Lenders,


                     FIRST INTERSTATE BANK OF NEVADA, N.A.,
           Individually and as Administrative Agent, a Managing Agent
                               and a Co-Arranger,


                             BANKERS TRUST COMPANY,
                     Individually and as a Managing Agent,

                                      and

                           BT SECURITIES CORPORATION,
                                as a Co-Arranger

                          PLAYERS INTERNATIONAL, INC.

                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                               Page

Section 1.       DEFINITIONS....................................................................................  2
         1.1     Certain Defined Terms..........................................................................  2
         1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations
                 Under Agreement................................................................................ 34
         1.3     Other Definitional Provisions.................................................................. 34

Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................................................... 34
         2.1     Commitments; Making of Loans; Notes............................................................ 34
         2.2     Interest on the Loans.......................................................................... 41
         2.3     Fees........................................................................................... 45
         2.4     Payments, Prepayments and Reductions in Commitments; General
                 Provisions Regarding Payments.................................................................. 45
         2.5     Use of Proceeds................................................................................ 50
         2.6     Special Provisions Governing Eurodollar Rate Loans............................................. 51
         2.7     Increased Costs; Taxes; Capital Adequacy....................................................... 53
         2.8     Obligation of Lenders and Administrative Agent to Mitigate..................................... 57
         2.9     Replacement of Lenders......................................................................... 58

Section 3.       LETTERS OF CREDIT.............................................................................. 58
         3.1     Issuance of Letters of Credit and Lenders' Purchase of Participations
                 Therein........................................................................................ 58
         3.2     Letter of Credit Fees.......................................................................... 60
         3.3     Drawings and Reimbursement of Amounts Drawn Under Letters of
                 Credit......................................................................................... 61
         3.4     Obligations Absolute........................................................................... 64
         3.5     Indemnification; Nature of Administrative Agent's Duties....................................... 65
         3.6     Increased Costs and Taxes Relating to Letters of Credit........................................ 66

Section 4.       CONDITIONS TO LOANS AND LETTERS OF CREDIT...................................................... 67
         4.1     Conditions to Initial Revolving Loans.......................................................... 67
         4.2     Conditions to All Loans........................................................................ 74
         4.3     Conditions to Letters of Credit................................................................ 75

Section 5.       COMPANY'S REPRESENTATIONS AND WARRANTIES....................................................... 76
         5.1     Organization, Powers, Qualification, Good Standing, Business and
                 Subsidiaries................................................................................... 76
         5.2     Authorization of Borrowing, etc................................................................ 77
         5.3     Financial Condition............................................................................ 78



                                      (i)




                                                                                                               Page

         5.4     No Material Adverse Change; No Restricted Payments............................................. 78
         5.5     Title to Properties; Liens..................................................................... 79
         5.6     Litigation; Adverse Facts...................................................................... 80
         5.7     Payment of Taxes............................................................................... 80
         5.8     Performance of Agreements; Materially Adverse Agreements....................................... 80
         5.9     Governmental Regulation........................................................................ 81
         5.10    Securities Activities.......................................................................... 81
         5.11    Employee Benefit Plans......................................................................... 81
         5.12    Certain Fees................................................................................... 82
         5.13    Environmental Protection....................................................................... 82
         5.14    Employee Matters............................................................................... 83
         5.15    Solvency....................................................................................... 84
         5.16    Disclosure..................................................................................... 84
         5.17    Compliance With Laws........................................................................... 84
         5.18    Representations Relating to Operation of Facilities............................................ 84
         5.19    Intangible Property............................................................................ 85
         5.20    Rights to Agreements, Permits and Licenses..................................................... 85
         5.21    Classification of Ships........................................................................ 85
         5.22    Recordation of Ship Mortgages.................................................................. 85
         5.23    Policies of Insurance.......................................................................... 86

Section 6.       COMPANY'S AFFIRMATIVE COVENANTS................................................................ 86
         6.1     Financial Statements and Other Reports......................................................... 86
         6.2     Corporate Existence, etc....................................................................... 92
         6.3     Payment of Taxes and Claims; Tax Consolidation................................................. 92
         6.4     Maintenance of Properties; Insurance........................................................... 93
         6.5     Inspection; Lender Meeting..................................................................... 93
         6.6     Compliance with Laws, etc...................................................................... 94
         6.7     Environmental Disclosure and Inspection........................................................ 94
         6.8     Company's Remedial Action Regarding Hazardous Materials........................................ 95
         6.9     Post-Closing Matters........................................................................... 96
         6.10    New Subsidiaries; New Joint Ventures; Further Assurances....................................... 96

Section 7.       COMPANY'S NEGATIVE COVENANTS................................................................... 99
         7.1     Indebtedness...................................................................................100
         7.2     Liens and Related Matters......................................................................100
         7.3     Investments, Loans and Advances; Joint Ventures................................................101
         7.4     Contingent Obligations.........................................................................102
         7.5     Restricted Payments............................................................................102
         7.6     Financial Covenants............................................................................102
         7.7     Restriction on Fundamental Changes; Asset Sales and Acquisitions...............................103
         7.8     Transactions with Shareholders and Affiliates..................................................104
         7.9     Disposal of Subsidiary Stock...................................................................105



                                      (ii)



                                                                                                               Page

         7.10    Conduct of Business............................................................................105
         7.11    Tradenames, Trademarks and Servicemarks........................................................105
         7.12    Change of Control Offer........................................................................105
         7.13    No Amendment of Indenture......................................................................105
         7.14    No Movement of Other Barges....................................................................106

Section 8.       EVENTS OF DEFAULT..............................................................................106
         8.1     Failure to Make Payments When Due..............................................................106
         8.2     Default in Other Agreements....................................................................106
         8.3     Breach of Certain Covenants....................................................................107
         8.4     Breach of Warranty.............................................................................107
         8.5     Other Defaults Under Loan Documents............................................................107
         8.6     Involuntary Bankruptcy; Appointment of Receiver, etc...........................................107
         8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.............................................108
         8.8     Judgments and Attachments......................................................................108
         8.9     Dissolution....................................................................................108
         8.10    Employee Benefit Plans.........................................................................108
         8.11    Change in Control..............................................................................109
         8.12    Impairment of Collateral.......................................................................109
         8.13    Loss of Gaming License.........................................................................109
         8.14    Invalidity of Guaranty.........................................................................109
         8.15    Material Adverse Change........................................................................109
         8.16    Remedies.......................................................................................110

Section 9.         ADMINISTRATIVE AGENT.........................................................................111
         9.1     Appointment....................................................................................111
         9.2     Powers; General Immunity.......................................................................111
         9.3     Representations and Warranties; No Responsibility For Appraisal of
                 Creditworthiness...............................................................................113
         9.4     Right to Indemnity.............................................................................113
         9.5     Successor Administrative Agent and Swing Line Lender...........................................113
         9.6     Collateral Documents...........................................................................114
         9.7     Release of Collateral..........................................................................114

Section 10.      MISCELLANEOUS..................................................................................115
         10.1    Assignments and Participations in Loans and Letters of Credit..................................115
         10.2    Expenses.......................................................................................119
         10.3    Indemnity......................................................................................119
         10.4    Set-Off; Security Interest in Deposit Accounts.................................................120
         10.5    Ratable Sharing................................................................................121
         10.6    Amendments and Waivers.........................................................................121
         10.7    Independence of Covenants......................................................................122
         10.8    Notices........................................................................................123



                                     (iii)



                                                                                                               Page

         10.9    Survival of Representations, Warranties and Agreements.........................................123
         10.10   Failure or Indulgence Not Waiver; Remedies Cumulative..........................................123
         10.11   Marshalling; Payments Set Aside................................................................123
         10.12   Severability...................................................................................124
         10.13   Obligations Several; Independent Nature of Lenders' Rights.....................................124
         10.14   Headings.......................................................................................124
         10.15   Applicable Law.................................................................................124
         10.16   Successors and Assigns.........................................................................125
         10.17   Consent to Jurisdiction and Service of Process; Choice of Forum................................125
         10.18   Waiver of Jury Trial...........................................................................125
         10.19   Confidentiality................................................................................126
         10.20   Licensing of Administrative Agent and Lenders..................................................126
         10.21   Counterparts; Effectiveness....................................................................127
         10.22   Cooperation With Gaming Boards.................................................................127
                      Signature pages .......................................................................   S-1




                                      (iv)

                          PLAYERS INTERNATIONAL, INC.

                                CREDIT AGREEMENT



                  This CREDIT AGREEMENT is dated as of August 25, 1995 and entered into by and among PLAYERS INTERNATIONAL, INC., a Nevada corporation, as the borrower ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), FIRST INTERSTATE BANK OF NEVADA, N.A. ("FIB," and, in its capacity as administrative agent for Lenders, "Administrative Agent"), as a Lender, Administrative Agent, a Managing Agent and a Co-Arranger, BANKERS TRUST COMPANY ("BTCo," in its capacity as managing agent for Lenders, a "Managing Agent", and, collectively with FIB, the "Managing Agents"), as a Lender and as a Managing Agent, and BT SECURITIES CORPORATION ("BT SECURITIES," in its capacity as Co-Arranger, a "Co-Arranger," and, collectively with FIB, the "Co-Arrangers").


                                R E C I T A L S

                  WHEREAS, Company has issued $150,000,000 in principal amount of 10-7/8% Senior Notes Due 2005 (the "Senior Notes") in order to finance certain expansions and completions of its existing and future gaming operations, both on riverboat casinos and an on-land hotel and casino;

                  WHEREAS, certain of Company's Subsidiaries have jointly and severally guaranteed without condition the payment of all principal, premium, and interest, if any, under the Senior Notes;

                  WHEREAS, Company desires to obtain financing from Lenders so as to, among other things, have an additional source of funds for its planned expansion projects and to further other general corporate purposes;

                  WHEREAS, each Subsidiary of Company existing on the date hereof or hereafter created that is not an Excluded Subsidiary shall guarantee the payment of the Loans by Company pursuant to a Guaranty to be executed by each such party simultaneously herewith; and

                  WHEREAS, the Loans shall be secured by a lien on all real and personal property of Company and its Subsidiaries related to the gaming operations conducted or to be conducted by Company or any of its Subsidiaries at
(a) Players Island Resort in Mesquite, Nevada, (b) the riverboat casino and related facilities in Metropolis, Illinois and (c) the riverboat casino and related facilities in Lake Charles, Louisiana, including, without limitation, a pledge of the capital stock or other equity interest held, directly or indirectly, by Company in each Subsidiary of Company existing on the date hereof or hereafter created that is not an Excluded Subsidiary;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Administrative Agent, Managing Agents and Co-Arrangers hereby agree as follows:


Section 1.        DEFINITIONS

1.1      Certain Defined Terms.

                  The following terms used in this Agreement shall have the following meanings:

                  "Accepting Lender" has the meaning assigned to that term in subsection 2.1F.

                  "Acknowledgement and Estoppel Agreements" means those certain Acknowledgement and Estoppel Agreements by various owners of certain portions of the Premises, each as a landlord, and certain of Company's Subsidiaries, each as a tenant, pursuant to which each landlord thereto acknowledges the existence of Administrative Agent as leasehold mortgagee and certifies the validity of the leasehold interest held by the applicable Subsidiary of Company.

                  "Actual Reduction Commencement Date" means the Reduction Commencement Date, as such date may be affected by the provisions contained within subsection 2.1F.

                  "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation, if any, to FIB (or an Affiliate of FIB) by prime banks in the London interbank market for Dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of FIB for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Adjusted Leverage Ratio" means, as of any date of determination, the Leverage Ratio; provided that Excess Cash and Cash Equivalents as of such date shall be deducted in calculating the numerator thereof.

                  "Administrative Agent" means FIB.

                  "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise or (ii) the beneficial ownership of 10% or more of any class of voting capital stock of a Person (on a fully diluted basis) or of warrants or other rights to acquire such class of capital stock (whether or not presently exercisable).

                  "Agreement" means this Credit Agreement dated as of August 25, 1995, as it may be amended, supplemented or otherwise modified from time to time.

                  "Allocated Costs of Internal Counsel" means, as of any date of determination, the internal costs imputed to in-house counsel employed by Administrative Agent for the review, negotiation, preparation, execution and administration of the Loan Documents, as based on the time records submitted to Company within 90 days of the services performed by such counsel at an hourly rate not to exceed the then prevailing market rate in Los Angeles, California for an attorney with a minimum of ten years experience in financing transactions.

                  "Applicable Base Rate Margin" means, as of any date of determination, (i) a percentage per annum as shown below determined by the Leverage Ratio on the date of the most recent Pricing Determination Certificate delivered by Company pursuant to subsection 6.1(xvi); provided that the Applicable Base Rate Margin shall not be adjusted upon receipt of a Pricing Determination Certificate until the first Business Day of the month following the date on which such Pricing Determination Certificate is due or (ii) if Company has failed to provide such certificate within the time period set forth for such delivery in subsection 6.1(xvi), the Applicable Base Rate Margin shall be 0.50% on and after the first Business Day following the date on which delivery of such Pricing Determination Certificate was due until the first Business Day of the month following the date that such past due certificate is actually received by Administrative Agent; provided further that on the first Business Day of the month following receipt of a past due certificate by Administrative Agent, the Applicable Base Rate Margin shall be determined as set forth above:


                  Leverage Ratio                              Applicable Base Rate Margin
                  ---------------                             ---------------------------
                  less than 1.25                                       0.00%

                  greater than or equal to 1.25                        0.25%
                    but less than 1.75
                  greater than or equal to 1.75                        0.50%

                  "Applicable Commitment Fee Percentage" means, as of any date of determination, (a) 0.375% per annum during such periods as the Leverage Ratio on the date of the most recent Pricing Determination Certificate delivered by Company pursuant to subsection 6.1(xvi) is less than 1.25:1.00 and (b) 0.50% per annum during such periods as the Leverage Ratio on the date of the most recent Pricing Determination Certificate delivered by Company pursuant to subsection 6.1(xvi) is greater than or equal to 1.25:1.00; provided that the Applicable Commitment Fee Percentage shall not be adjusted upon receipt of a Pricing Determination Certificate until the first Business Day of the month following the date on which such Pricing Determination Certificate is due or (ii) if Company has failed to provide such certificate within the time period set forth for such delivery in subsection 6.1(xvi), the Applicable Commitment Fee Percentage shall be 0.50% on and after the first Business Day following the date on which delivery of such Pricing Determination Certificate was due until the first Business Day of the month following the date that such past due certificate is actually received by Administrative Agent; provided further that on the first Business Day of the month following receipt of a past due certificate by Administrative Agent, the Applicable Commitment Fee Percentage shall be determined as set forth above.

                  "Applicable Eurodollar Margin" means, as of any date of determination, (i) a percentage per annum as shown below determined by the Leverage Ratio on the date of the most recent Pricing Determination Certificate delivered by Company pursuant to subsection 6.1(xvi); provided that the Applicable Eurodollar Margin shall not be adjusted upon receipt of a Pricing Determination Certificate until the first Business Day of the month following the date on which such Pricing Determination Certificate is due or (ii) if Company has failed to provide such certificate within the period set forth for such delivery in subsection 6.1(xvi), the Applicable Eurodollar Margin shall be 2.25% on and after the first Business Day following the date on which delivery of such Pricing Determination Certificate was due until the first Business Day of the month following the date that such past due certificate is actually received by Administrative Agent; provided further that on the first Business Day of the month following receipt of a past due certificate by Administrative Agent, the Applicable Eurodollar Margin shall be determined as set forth above:


                  Leverage Ratio                    Applicable Eurodollar Margin
                  --------------                    --------------------------

                  less than 0.75                              1.25%
                  greater than or equal to 0.75               1.75%
                    but less than 1.25
                  greater than or equal to 1.25               2.00%
                    but less than 1.75
                  greater than or equal to 1.75               2.25%

                  "Assessment" means the obligation of any Person that owns an equity interest in any legal entity to pay or contribute additional capital to such entity, whether such obligation arises on a scheduled basis or upon the occurrence of one or more contingent events.

                  "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) 50% or more of the assets of Company or any of its Subsidiaries, or (iii) any other assets used or useful in the operations of Company or its Subsidiaries (whether tangible or intangible) outside of the ordinary course of business.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "Barges" means, collectively, US Documented Barges and Other Barges.

                  "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "Beeber Lease" has the meaning assigned to that term in subsection 6.10D.

                  "Beeber Property" has the meaning assigned to that term in subsection 6.10D.

                  "Best Knowledge" means, as applied to Company, (i) actual knowledge by any Responsible Officer of any fact or (ii) imputed knowledge of any fact which should, upon the reasonable exercise of diligence (appropriate for the circumstance in question) by any such Responsible Officer in his or her employment position, have been known.

                  "BTCo" has the meaning assigned to that term in the first paragraph of this Agreement.

                  "BT Securities" has the meaning assigned to that term in the first paragraph of this Agreement.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Nevada or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "Cash Proceeds" means Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) and Cash Equivalents received by Company or any of its Subsidiaries from any Asset Sale or upon the occurrence of an Event of Loss.

                  "Change of Control" means (i) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of Company representing 20% or more of the combined voting power of all securities of Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of Company shall cease for any reason to constitute a majority of the Board of Directors of Company; or (iii) any Person or "group" shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that upon consummation shall result in its or their acquisition of or control over, securities of Company representing 20% or more of the combined voting power of all securities of Company entitled to vote in the election of directors; provided that a Change of Control shall not be deemed to occur under clauses (i) or (iii) above if the Person referred to in either such clause is an Excluded Person, or the "group" referred to in either such clause consists exclusively of two or more Excluded Persons, unless (x) the transaction or series of transactions that creates the Change of Control is subject to Rule 13e-3 under the Exchange Act or any similar or successor rule and (y) immediately prior to and during the 180-day period following either (1) such transaction or series of transactions referred to in clause (x), or (2) the time that any such Excluded Person or "group" consisting exclusively of two or more Excluded Persons shall have acquired "beneficial ownership", directly or indirectly, of 20% or more of such total voting power, as referred to in clause
(iii), the Senior Notes are or become rated, in the case of clause (1) or (2), "B+" or below by S&P and "B1" or below by Moody's or, if either such rating agency or both such rating agencies shall no longer make a rating of the Senior Notes publicly available, the comparable ratings of another nationally recognized securities rating agency or agencies, as the case may be, selected by Company, which shall be substituted for S&P or Moody's or both, as the case may be; provided further that the 180-day period referred to in clause (y) shall be extended for so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any such rating agency.

                  "Closing Date" means the date, on or before September 1, 1995, upon which all of the conditions to the making of the initial Loans set forth in subsection 4.1 (other than delivery of environmental assessments required by subsection 4.1S) are first satisfied or waived.

                  "Co-Arranger" means either of FIB or BT Securities and "Co-Arrangers" means FIB and BT Securities, collectively.

                  "Collateral" means all the real, personal and mixed property made subject to a Lien pursuant to the Collateral Documents.

                  "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

                  "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, substantially in the form of Exhibit VIII annexed hereto, pursuant to which Company may pledge cash to Administrative Agent to secure the obligations of Company to reimburse Administrative Agent for payments made under one or more Letters of Credit as provided in Section 8, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Collateral Assignment Agreement" means that certain Collateral Assignment Agreement between PMGC and Administrative Agent dated the Closing Date, as it may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Collateral Documents" means the Mortgages, the Ship Mortgages, the Guaranty, the Company Security Agreement, the Subsidiary Security Agreements, the Company Pledge Agreements, the LLC Membership Interest Security Agreements, the Partnership Interest Security Agreements, the Collateral Assignment Agreement and all other instruments or documents now or hereafter granting Liens on property of Company or any of its Subsidiaries to Administrative Agent for benefit of Lenders.

                  "Commitment" means, the commitment of any Lender, and "Commitments" means such commitments of all Lenders in the aggregate at the time of reference.

                  "Commitment Termination Date" means the fourth anniversary date of the Actual Reduction Commencement Date.

                  "Company" means Players International, Inc., a Nevada corporation.

                  "Company Pledge Agreements" means those certain Pledge Agreements between Company and Administrative Agent dated the Closing Date, substantially in the forms of Exhibit XI and Exhibit XI-A annexed hereto, respectively, as each such agreement may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Company Security Agreement" means that certain Security Agreement between Company and Administrative Agent dated the Closing Date, substantially in the form of Exhibit XVI annexed hereto, as it may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit X annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

                  "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "capital expenditures" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

                  "Consolidated EBIDTA" means, for any period Consolidated Net Income for such period plus, to the extent such items were subtracted in the determination of Consolidated Net Income, the sum of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income,
(iii) total depreciation expense, (iv) total amortization expense, and (v) other non-cash items reducing Consolidated Net Income less other non-cash and/or extraordinary, non-recurring items increasing Consolidated Net Income plus other extraordinary and non-recurring items decreasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) scheduled payments of principal on the long-term portion of Consolidated Total Debt, (iii) the principal component of payments on Capital Leases and (iv) all Assessments payable by Company or any of its Subsidiaries during such period.

                  "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Closing Date.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "Consolidated Tangible Net Worth" means, as at any date of determination, the sum of the par value of Company's capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) less all intangible assets (including goodwill and excess purchase price over historical basis entries) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Consolidating" means, as used to describe financial statements referred to in subsections 5.3, 6.1(i), 6.1(ii) and 6.1(xiii), the separate financial statements reflecting the accounts of Company and its Subsidiaries.

                  "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (iii) under Interest Rate Agreements, (iv) to make an Investment in any other Person or (v) under any Development Proposal; provided that a Development Proposal shall not be deemed to constitute a Contingent Obligation until such time, if ever, as it becomes a Development Commitment. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Development Commitment" means a Development Proposal, at the time, if any, that such Development Proposal is approved by any Governmental Authority or other Person having jurisdiction over the subject matter of such proposal and is binding upon Company or any of its Subsidiaries; provided that a Development Proposal when so approved shall not be deemed to constitute a Development Commitment until such time as Company and/or any of its Subsidiaries have expended $5,000,000 in the aggregate in furtherance of such Development Proposal. The Dollar amount of any Development Commitment as of any date of determination shall be (X) the amount set forth therein or, if no such amount is set forth, the good faith estimate of Company's Board of Directors of the amount necessary to complete the development, expansion or refurbishment (but not ordinary operating expenses) that is the subject of such Development Commitment (exclusive of any portion of such amount that has already been expended by Company or any of its Subsidiaries on such date of determination) minus (Y) the portion, if any, of such amount that is, pursuant to a binding commitment from a reputable Person that is not an Affiliate of Company or any of its Subsidiaries, the sole responsibility of such non-Affiliate to provide, it being understood that if, at any time on or after such a binding commitment is obtained, Company or any of its Subsidiaries shall become or remain obligated, directly or indirectly, to any Person for any such amount described in this clause (Y) other than solely by virtue of Company's or such Subsidiary's status as a joint venturer or general partner, such amount shall no longer be deductible in determining the Dollar amount of such Development Commitment.

                  "Development Proposal" means an application, bid or other proposal in any form whatsoever by Company or any of its Subsidiaries to any Governmental Authority or other Person with respect to the development, expansion or refurbishment of any casino, hotel, casino/hotel, casino/resort, riverboat casino, dock casino, any other type of casino, golf course, entertainment center or similar facility.

                  "Dollars" and the sign "$" mean the lawful money of the United States of America.

                  "Eligible Assignee" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the

United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to and consented to by Managing Agents; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

                  "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

                  "Environmental Claim" means any accusation, allegation, notice of viola- tion, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                  "Environmental Indemnity" means the Environmental Indemnity from Company in favor of Administrative Agent on behalf of Lenders dated as of the Closing Date, substantially in the form of Exhibit XII annexed hereto, pursuant to which Company indemnifies Administrative Agent on behalf of Lenders against environmental risks.

                  "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29

U.S.C. ss. 651 et seq.) and the Emergency Planning and Community
Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                  "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA

Affiliates of any material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "Event of Default" means each of the events set forth in
Section 8.

                  "Event of Loss" means, with respect to any property or asset,
(i) any loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

                  "Excess Cash and Cash Equivalents" means, as of any date of determination, the sum of Cash and Cash Equivalents held by Company and its Subsidiaries on a consolidated basis as of such date less the greater of (x) $25,000,000 or (y) five percent (5%) of gross revenues of Company and its Subsidiaries on a consolidated basis for the consecutive four full Fiscal Quarters most recently ended on or prior to such date, determined in accordance with GAAP.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Excluded Person" means (a) Company or any Guarantor wholly-owned by Company, (b) any employee benefit plan of Company or any Guarantor wholly-owned by Company or any trustee or similar fiduciary holding capital stock of Company for or pursuant to the terms of any such plan, (c) Merv Griffin, (d) Edward Fishman, (e) David Fishman, (f) Howard Goldberg, (g) Thomas
E. Gallagher, (h) Marshall S. Geller, (i) Lee Seidler, (j) Steven P. Perskie,
(k) Peter J. Aranow and (l) members of the immediate families and Affiliates of any such Person (where the determination of whether a Person is an Affiliate is made without reference to clause (ii) of the definition of such term).

                  "Excluded Subsidiary" means any Subsidiary of Company existing as of the date hereof or hereafter created the total assets of which do not have, at any date of determination, either a book value or fair market value in excess of $1,000,000.

                  "Facilities" means, collectively, the Illinois Facilities, the Louisiana Facilities and the Nevada Facilities.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "Fee Letter" means that certain letter, dated March 15, 1995, executed by the Managing Agents and Company with respect to the payment of certain fees in connection with the Commitments.

                  "FF&E" means any and all furniture, fixtures and equipment which have been installed or are to be installed and used in connection with the operation of the Improvements located upon any of the Premises and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased in connection with any of the Facilities.

                  "FIB" has the meaning assigned to that term in the first paragraph of this Agreement.

                  "Fiscal Quarter" means the calendar quarters ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the fiscal year period beginning April 1 of each calendar year and ending on the following March 31.

                  "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (y) Consolidated EBIDTA for the consecutive four full Fiscal Quarters most recently ended on or before such date of determination to (z) Consolidated Fixed Charges for such four Fiscal Quarter period.

                  "Flood Act" means the National Flood Insurance Act of 1968 as amended by the Flood Disaster Protection Act of 1973 (42 U.S.C. ss.ss.
4013 et. seq.).

                  "Former Lender" has the meaning assigned to that term in subsection 10.1B(iii).

                  "Funding and Payment Office" means the office of Administrative Agent located at the address set forth on the signature pages hereof.

                  "Funding Date" means the date of the funding of a Loan or the issuance of a Letter of Credit.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Illinois Gaming Authorities, the Louisiana Gaming Authorities and the Nevada Gaming Authorities, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Company, any of its Subsidiaries or any New Venture.

                  "Gaming Laws" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Company and its Subsidiaries within its jurisdiction, including the Illinois Riverboat Gambling Act, the Louisiana Riverboat Economic Development and Gaming
Control Act and the Nevada Gaming Control Act.

                  "Governmental Acts" has the meaning assigned to that term in subsection 3.5A.

                  "Governmental Authority" means any of the United States government, the government of any state thereof and any political subdivision, agency, department, commission, court, board, bureau or instrumentality of any of them, including any local authorities and any Gaming Authority.

                  "Governmental Authorization" means any permit, license, authorization, plan, directive, consent, order or consent decree of or from any Governmental Authority, including any Gaming Authority.

                  "Guarantor" means any of PLC, SIRCC, PBD, PNEV, PRM, PRI, PMGC, PII, PRLLC, PML, RBI and SSP and "Guarantors" means all of them, collectively;

provided, however, that "Guarantors" shall also mean any Person that becomes a Subsidiary of Company after the Closing Date and is not an Excluded Subsidiary.

                  "Guaranty" means the Guaranty dated the Closing Date executed by each Guarantor in favor of Administrative Agent, substantially in the form of
Exhibit XV annexed hereto, as it may hereafter be amended, supplemented or otherwise modified, from time to time, including, without limitation, by the inclusion as Guarantors of Persons (other than Excluded Subsidiaries) becoming Subsidiaries of Company after the Closing Date.

                  "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                  "Hostile Acquisition" means any acquisition of the outstanding Securities or capital stock of any corporation, partnership or other Person that is not an Affiliate of Company other than (i) an acquisition which has been approved by resolutions of the Board of Directors of the Person being acquired or by similar action if the Person is not a corporation, and as to which such approval has not been withdrawn, or (ii) any acquisition of less than twenty percent (20%) of the outstanding Securities of any class or type of any Person; provided that an acquisition of Securities described in clause (ii) hereof as to which Company or any of its Subsidiaries is required to file a statement containing the information required by Schedule 13D under the Exchange Act shall not be considered a Hostile Acquisition only if the then currently effective
Schedule 13D of Company or such Subsidiary indicates that Company or such Subsidiary views the Securities as an attractive Investment and that Company or such Subsidiary has no plans or proposals which relate to or which would result in any of the transactions described in paragraphs (b) through (j) of Item 4 of
Schedule 13D.

                  "Illinois Facilities" means the Illinois Premises and the Improvements made thereon, along with all other related personal and mixed property located thereon or related thereto, including, without limitation, a four-deck side-wheeler riverboat casino (the "Metropolis Riverboat"), a docking site (including all Barges), a cabaret style theater, all related restaurant, bar, recreation and other facilities and all FF&E and other personal property located therein, as more fully described on pages 26 and 27 of the Memorandum.

                  "Illinois Gaming Authorities" means, without limitation, the Illinois Gaming Board and any other applicable Governmental Authority involved in the regulation of gaming and gaming activities conducted by Company or any of its Subsidiaries in the State of Illinois.

                  "Illinois Mortgage" means that certain Mortgage, Fixture Filing and Security Agreement with Assignment of Rents, by and among SIRCC, as mortgagor and owner, in favor of Administrative Agent, as mortgagee, dated the Closing Date, substantially in the form of Exhibit XIII-A annexed hereto, as it may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Illinois Premises" means the real property owned in fee or leased by Company or its respective Subsidiaries with respect to the property commonly known as the Metropolis complex in Metropolis, Illinois, as more fully described on Schedule A-1 hereto.

                  "Illinois Riverboat Gambling Act" means the Riverboat Gambling Act of Illinois, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

                  "Illinois Ships" means each of the Metropolis Riverboat and any other riverboat casino subsequently acquired by Company or any of its Subsidiaries and operated out of the Illinois Facilities, in each case, including the engines, boilers, machinery, masts, derricks, drawworks, spars, boats, anchors, cables, chains, tackle, fittings, pumping equipment and all other components and appurtenances thereto, whether now owned or hereafter acquired, whether on board or not, and whether installed by Company, SIRCC or any other Person, and also any and all changes, improvements, alterations, additions, renewals and replacements at any time made in or to such units or any parts thereof.

                  "Improvements" means all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on any of the Premises, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equip- ment and systems, all screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on any of the Premises or attached to the improvements that by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements.

                  "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Any Contingent Obligation shall not constitute Indebtedness until such time as, and only to the extent that, the underlying obligation owed by the primary obligor to which such Contingent Obligation relates has become due and payable and remains unsatisfied after the due date thereof. Obligations under Interest Rate Agreements constitute Contingent Obligations.

                  "Indemnitee" has the meaning assigned to that term in subsection 10.3.

                  "Indenture" means that certain Indenture, dated as of April 10, 1995, executed by Company, its Subsidiaries and First Fidelity Bank, National Association, as trustee, in connection with the issuance of and governing the terms of the Senior Notes, as in effect on the Closing Date, except to the extent amended in accordance with subsection 7.13.

                  "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

                  "Interest Payment Date" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months after the commencement of such Interest Period.

                  "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Investment Measurement Period" means, at any date of determination, the twelve consecutive month period ending with the month immediately prior to the month in which Company's direct or indirect investment in any New Venture exceeds $500,000.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "Landlord Consents" means those certain Landlord's Consents and Agreements executed by various owners of certain portions of the Premises, as landlords, each in favor of Administrative Agent, acknowledging and consenting to, among other things, the granting by certain of Company's Subsidiaries, as tenants, of Mortgages on the leasehold interests held by such tenants.

                  "Lease Amendments" means those certain amendments to lease agreements between various owners of certain portions of the Premises, each as a landlord, and certain of Company's Subsidiaries, each as a tenant, pursuant to which the parties thereto have amended certain existing leases related to the Premises for the benefit of Administrative Agent.

                  "Leasehold Documents" means, collectively, the Mortgagee Attornment Agreements, the Landlord Consents, the Lease Amendments and the Acknowledgement and Estoppel Agreements.

                  "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires.

                  "Lender Assignment Agreement" has the meaning assigned to that term in subsection 10.1A and a form of which is attached as Exhibit V hereto, as noted in subsection 10.1B.

                  "Letter of Credit" or "Letters of Credit" means Standby Letters of Credit issued or to be issued by Administrative Agent for the account of Company pursuant to subsection 3.1.

                  "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Administrative Agent and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B).

                  "Leverage Ratio" means, as of any date of determination, the ratio of (y) the sum (without duplication) of the outstanding principal amount of Other Allowed Indebtedness (Secured) as of such date plus the outstanding principal amount of Other Allowed Indebtedness (Unsecured) as of such date plus the average daily Total Utilization of Commitments for the Fiscal Quarter most recently ended on or prior to such date plus Contingent Obligations as of such date to (z) Consolidated EBIDTA for the consecutive four full Fiscal Quarters most recently ended on or prior to such date.


                  "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Authority covering any casino, gambling or gaming facility owned or operated by Company, any of its Subsidiaries or any New Venture.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LLC Membership Interest Security Agreements" means those certain Security Agreements between each of PRI and PRM, and Administrative Agent, dated the Closing Date, substantially in the form of Exhibit XI-B annexed hereto, respectively, as each such agreement may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Loan Documents" means this Agreement, any Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of Administrative Agent relating to, the Letters of Credit), the Collateral Account Agreement, the Collateral Documents and all other instruments or documents executed in connection therewith.

                  "Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender plus (b) in the event that Lender is Administrative Agent, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

                  "Loan Party" means any of Company and any Guarantor and "Loan Parties" means Company and all Guarantors, collectively.

                  "Loans" means, collectively, all Revolving Loans made pursuant to subsection 2.1A and all Swing Line Loans made pursuant to subsection 2.1B.

                  "Louisiana Facilities" means the Louisiana Premises and the Improvements made thereon, along with all other related personal and mixed property located thereon or related thereto, including, without limitation, two four-deck side-wheeler riverboat casinos (individually known as the "Players Lake Charles Riverboat" and the "Lake Charles Star Riverboat"), a docking site (including all Barges), a hotel, all related restaurant, bar, recreation and other facilities and all FF&E and other personal property located therein, as more fully described on pages 27 and 28 of the Memorandum.

                  "Louisiana Gaming Authorities" means, without limitation, the Louisiana Riverboat Gaming Commission, the Riverboat Gaming Enforcement Division of the Louisiana State Police and any other applicable Governmental Authority involved in the regulation of gaming and gaming activities conducted by Company or any of its
Subsidiaries in the State of Louisiana.

                  "Louisiana Gaming Control Act" means the Louisiana Riverboat Economic Development and Gaming Control Act, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

                  "Louisiana Mortgage" means that certain Acts of Mortgage, Fixture Filing and Security Agreement with Pledge and Assignment of Leases and Rents, among PLC, as mortgagor and owner, in favor of Administrative Agent, as mortgagee, dated the Closing Date, substantially in the form of Exhibit XIII-B annexed hereto, as it may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Louisiana Premises" means the real property owned in fee or leased by Company or its respective Subsidiaries with respect to the property commonly known as the Lake Charles complex in Lake Charles, Louisiana, as more fully described on Schedule A-2 hereto.

                  "Louisiana Ships" means each of the Players Lake Charles Riverboat, the Lake Charles Star Riverboat and any other riverboat casino subsequently acquired by Company or any of its Subsidiaries and operated out of the Louisiana Facilities, in each case, including the engines, boilers, machinery, masts, derricks, drawworks, spars, boats, anchors, cables, chains, tackle, fittings, pumping equipment and all other components and appurtenances thereto, whether now owned or hereafter acquired, whether on board or not, and whether installed by Company, PLC or any other Person, and also any and all changes, improvements, alterations, additions, renewals and replacements at any time made in or to such units or any parts thereof.

                  "Managing Agent" means either of FIB or BTCo and "Managing Agents" means FIB and BTCo, collectively.

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Marine Appraiser" means Larry Snyder.

                  "Maryland Heights Facility" means the riverboat casino entertainment complex in Maryland Heights, Missouri intended to be developed and operated by the Riverside Joint Venture.

                  "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of

Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of Company to perform, in any material respect, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "Memorandum" means Company's Confidential Offering Memorandum, dated April 10, 1995, with respect to its issuance of 10-7/8% Senior Notes Due 2005.

                  "Mortgagee Attornment Agreements" means those certain Mortgagee Attornment Agreements between various owners of certain portions of the Premises, each as a landlord, and certain of Company's Subsidiaries, each as a tenant, for the benefit of Administrative Agent, granting tenants the right to mortgage the leasehold interests held by such tenants in certain portions of the Premises.

                  "Mortgages" means, collectively, the Illinois Mortgage, the Louisiana Mortgage and the Nevada Mortgages.

                  "Multiemployer Plan" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                  "Net Cash Proceeds" means Cash Proceeds received from any Asset Sale or upon the occurrence of an Event of Loss, in each case, net of the sum of all bona fide direct fees, commissions and other expenses incurred in connection therewith less the amount of (estimated reasonably and in good faith by Company) income, franchise, sales and other applicable taxes required to be paid by Company or any of its Subsidiaries as a result thereof within two years of the date of receipt of any such Cash Proceeds.

                  "Nevada Facilities" means the Nevada Premises and the Improvements made thereon, along with all other related resort-facilities personal and mixed property under construction thereon, including, without limitation, a golf course, all related restaurant, bar, recreation and other facilities and all FF&E and other personal property located therein, as more fully described on pages 28 and 29 of the Memorandum.

                  "Nevada Gaming Authorities" means, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board and any other applicable Governmental Authority involved in the regulation of gaming and gaming activities conducted by Company or any of its Subsidiaries in the State of Nevada.

                  "Nevada Gaming Control Act" means the Nevada Gaming Control Act, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

                  "Nevada Mortgages" means those certain Deeds of Trust, Fixture Filings and Security Agreements with Assignment of Rents, among each of PNEV, PMGC and

PML, as trustor and owner, in favor of Chicago Title Insurance Company, as trustee, for the benefit of Administrative Agent, as beneficiary, each dated the Closing Date, substantially in the form of Exhibit XIII-C annexed hereto, as any of them may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Nevada Premises" means the real property owned in fee or leased by Company or its respective Subsidiaries with respect to the property in Mesquite, Nevada, as more fully described on Schedule A-3 hereto.

                  "New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dock casino, any other type of casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned in whole or in part by any New Venture Subsidiary (or owned or to be owned by a Person in which Company or a New Venture Subsidiary is an owner or investor); provided that a Development Proposal shall not be deemed to constitute a New Venture until such time, if any, as it becomes a Development Commitment.

                  "New Venture Investments" means any capitalization, Investment, loan, distribution or advance of any kind or character whatsoever made by Company or any of its Subsidiaries in or to any New Venture or New Venture Subsidiary.

                  "New Venture Subsidiary" means PMH and any Subsidiary of Company created after the Closing Date principally to hold, directly or indirectly, an interest in a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dock casino, any other type of casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing).

                  "Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans or Swing Line Loans, substantially in the form of Exhibit VI or Exhibit VII, respectively, annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1C with respect to a proposed borrowing.

                  "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit IV annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "Notification Date" has the meaning assigned to that term in subsection 3.1A(iii).

                  "Obligations" means all obligations of every nature of any Loan Party, from time to time owed to Administrative Agent, Managing Agents, Co-Arrangers, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or president, vice presidents, chief financial officer or treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Other Allowed Indebtedness (Secured)" means (a) secured Interest Rate Agreements with Lenders having a maximum notional amount of no more than $40,000,000, (b) Purchase Money Debt and Capital Leases not to exceed $5,000,000 in aggregate principal amount, existing on the Closing Date, (c) Purchase Money Debt and Capital Leases not to exceed $10,000,000 principal amount at any time outstanding for each New Venture Subsidiary and for the operation of the Nevada Facilities and (d) Purchase Money Debt and Capital Leases of Persons that are acquired in acquisitions and purchases permitted by subsection 7.7; provided such Purchase Money Debt and Capital Leases were not incurred in contemplation of such acquisition.

                  "Other Allowed Indebtedness (Unsecured)" means all unsecured Indebtedness, whether existing on the Closing Date or subsequently incurred, of Company or any of its Subsidiaries, including, without limitation, the Senior Notes.

                  "Other Barges" means all barges located at or used in connection with the Illinois Facilities or the Louisiana Facilities other than US Documented Barges, whether owned on the date hereof or subsequently acquired, including, without limitation, all barges that are documented, registered or certified pursuant to the laws of the State of Illinois or the State of Louisiana.

                  "Participant Subsidiary" has the meaning assigned to that term in subsection 6.10B.

                  "Partnership Interest Security Agreements" means those certain Security Agreements between each of PRLLC and PRM, and Administrative Agent, dated the Closing Date, substantially in the form of Exhibit XVIII annexed hereto, respectively, as each such agreement may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "PBD" means Players Bluegrass Downs, Inc., a Kentucky corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to others (including, without limitation, any Subsidiary of Company) not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries; and

                  (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar immaterial charges or encumbrances that (a) arise prior to the Closing Date and are accepted by Managing Agents as exceptions to the Title Policies or (b) arise after the Closing Date and would not, either individually or in the aggregate, result in a Material Adverse Effect.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, limited liability companies or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PII" means Players Indiana, Inc., an Indiana corporation.

                  "PLC" means Players Lake Charles, Inc., a Louisiana corporation.

                  "PMGC" means Players Mesquite Golf Club, Inc., a Nevada corporation.

                  "PMH" means Players Maryland Heights, Inc., a Missouri corporation.

                  "PMHLP" means Players MH, L.P., a Missouri limited partnership.

                  "PMHN" means Players Maryland Heights Nevada, Inc., a Nevada corporation.

                  "PML" means Players Mesquite Land, Inc., a Nevada corporation.

                  "PNEV" means Players Nevada, Inc., a Nevada corporation.

                  "Policies of Insurance" means the insurance required to be obtained and maintained by Company throughout the term of this Agreement pursuant to subsection 6.4B hereof and Schedules 6.4(a) and 6.4(b) annexed hereto.

                  "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "Premises" means, collectively, the Illinois Premises, the Louisiana Premises and the Nevada Premises.

                  "PRI" means Players Riverboat, Inc., a Nevada corporation.

                  "Pricing Determination Certificate" means an Officers' Certificate of Company delivered on the Closing Date pursuant to subsection 4.1Q and thereafter pursuant to subsection 6.1(xvi) setting forth in reasonable detail the Leverage Ratio which is applicable as of the date on which such Officers' Certificate is delivered.

                  "Prime Rate" means the rate that FIB announces from time to time as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. FIB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRLLC" means Players Riverboat, LLC, a Louisiana limited liability company.

                  "PRM" means Players Riverboat Management, Inc., a Nevada corporation.

                  "Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing (x) the Commitment of that Lender by (y) the aggregate Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "Purchase Money Debt" means Indebtedness incurred to finance the acquisition of assets pertaining to any business reasonably related to any of Company's or its Subsidiaries' gaming business and necessary for, in support or anticipation of and ancillary to or in preparation for such gaming business provided that the amount of such Indebtedness does not exceed eighty percent (80%) of the purchase price of the asset acquired and provided further that such Indebtedness is incurred at the time of, or within 30 days following, such acquisition and provided still further that any Lien securing such Indebtedness shall attach only to the asset acquired and not to any other asset of the obligor of such Indebtedness.

                  "Purchaser" has the meaning assigned to that term in subsection 6.10D.

                  "Railroad" has the meaning assigned to that term in subsection 6.10D.

                  "RBI" means River Bottom, Inc., a Missouri corporation.

                  "Reduction Commencement Date" means the last day of the first calendar quarter occurring after the second anniversary of the Closing Date, as it may be extended pursuant to subsection 2.1F.

                  "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1B.

                  "Refusing Lender" has the meaning assigned to that term in subsection 2.1F.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

                  "Related Business" means the gaming business (including parimutuel betting) conducted (or proposed to be conducted) by Company and its Subsidiaries as of the Closing Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dock casino, any other type of casino, golf course, retail facility, entertainment center or similar facility.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Requisite Lenders" means Lenders having or holding sixty-six and two-thirds percent (66-2/3%) of the Loan Exposure, or if no Loans or Letters of Credit are outstanding, having sixty-six and two-thirds percent (66-2/3%) of the Commitments.

                  "Responsible Officer" means each of the following officers of Company or any of its Subsidiaries, at the time that any individual holds any such position: the chief executive officer, the president, the chief financial officer, the treasurer, any vice president, the general counsel and the corporate secretary.

                  "Restricted Payment" means (i) any dividend or other distribution of items of distribution, direct or indirect, on account of any class of stock of Company in Company now or hereafter outstanding, except a distribution payable solely in interests of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any interests of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any interests of any class of stock of Company now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated indebtedness, and (v) any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement or defeasance (including in substance or legal defeasance) of the outstanding principal of any of the Senior Notes other than as required under the Indenture (after giving effect to any mandatory prepayment pursuant to subsection 2.4A(ii)) upon the occurrence of an Asset Sale or an Event of Loss.

                  "Revolving Loans" means the loans made by Lenders pursuant to subsection 2.1.

                  "Revolving Note" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of a Lender, substantially in the form of Exhibit VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "Riverside Joint Venture" means that certain Joint Venture between PMHLP and Harrah's Maryland Heights Corporation, a Nevada corporation, for the development and operation of a riverboat casino entertainment complex in Maryland Heights, Missouri, as more fully described on page 29 of the Memorandum.

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Senior Notes" has the meaning assigned to that term in the first recital to this Agreement.

                  "Ship Mortgages" means the First Preferred Ship Mortgages by each of SIRCC, PLC and SSP in favor of the Trustee, for the benefit of Administrative Agent on behalf of Lenders, substantially in the form of Exhibit XIV annexed hereto, as such mortgages may hereafter be amended, supplemented or otherwise modified, from time to time.

                  "Ships" means, collectively, the Illinois Ships and the Louisiana Ships.

                  "SIRCC" means Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation.

                  "Solvent" means, with respect to any Person, that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities with respect to Indebtedness) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SSP" means Showboat Star Partnership, a Louisiana general partnership.

                  "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Subsidiary Security Agreements" means those certain Security Agreement between certain of Company's Subsidiaries and Administrative Agent dated the Closing Date, substantially in the forms of Exhibit XVII-A, Exhibit XVII-B and Exhibit XVII-C annexed hereto, as it may hereafter be amended, supplemented or otherwise modified, from time to time, including, without limitation, by the inclusion of Subsidiaries of Company formed after the Closing Date that are not Excluded Subsidiaries.

                  "Substitute Lender" has the meaning assigned to that term in subsection 10.1B(iii).

                  "Swing Line Lender" means Administrative Agent, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

                  "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1B.

                  "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1B.

                  "Swing Line Note" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by any Governmental Authority on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "Title Company" shall have the meaning assigned to such term in subsection 4.1G.

                  "Title Policy" shall have the meaning assigned to such term in subsection 4.1G.

                  "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Administrative Agent for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                  "Trust Agreement" means the Master Vessel and Collateral Trust Agreement between the Trustee and Administrative Agent on behalf of Lenders, substantially in the form of Exhibit XIX annexed hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Trustee" means FIB, solely in its capacity as trustee under the Trust Agreement and not in its individual capacity.

                  "US Documented Barges" means all barges located at or used in connection with the Illinois Facilities or the Louisiana Facilities, whether owned on the date hereof or subsequently acquired, that are subject to a valid certificate of documentation issued by the United States Coast Guard under the laws and regulations of the United States and are listed on Schedule 5.5.

                  "Withdrawal Period" has the meaning assigned to that term in subsection 10.1B(iii).

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and
(xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      Other Definitional Provisions.

                  References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      Commitments; Making of Loans; Notes.

         A. Revolving Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth in the Loan Documents, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Commitments is $120,000,000; provided that the Commitments of Lenders shall be adjusted to give effect to any assignments of the

Commitments pursuant to subsection 10.1B; and provided further that the amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A and 2.4B(ii). Each Lender's Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Commitments shall be paid in full no later than that date. Loans made by Lenders pursuant to this subsection 2.1A are described herein as "Revolving Loans."

         B. Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time and subject to the other terms and conditions hereof, to make a portion of the Commitments available to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5A, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Commitments made pursuant to subsec- tion 2.4A or 2.4B(ii) which reduces the aggregate Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Commitments, as so reduced, without any further action on the part of Company or Swing Line Lender. The Swing Line Loan Commitment shall expire on the fifth Business Day prior to the Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1B may be repaid and reborrowed to but excluding the fifth Business Day prior to the Commitment Termination Date. Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Potential Event of Default of which it is aware or an Event of Default.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Commitments at any time exceed the Commitments then in effect.

                  With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Lenders (with a copy to Company), no later than 8:30 A.M. (Pacific time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the

"Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Swing Line Lender to charge Company's account with Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner con- templated by subsection 10.5.

                  If, as a result of any bankruptcy or similar proceeding with respect to Company, Revolving Loans are not made pursuant to this subsection 2.1B in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated without giving effect to clauses (d) and (e) of the definition of Loan Exposure) of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loan pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loan pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided if such unpaid Swing Line Loan increased Total Utilization of Commitments (after giving effect to the repayment of any Revolving Loan with the proceeds of such Swing Line Loan), such obligation of each Lender is subject to the condition that one of the following must have occurred: (X) Swing Line Lender did not have actual knowledge that any of the conditions under Section 4 to the making of the applicable unpaid Swing Line Loans were not satisfied at the time such unpaid Swing Line Loans were made, (Y) such Lender had actual knowledge by receipt of any notices required to be delivered to Lenders pursuant to subsection 6.1(ix) or otherwise, that any such condition had not been satisfied and such Lender failed to notify Swing Line Lender in writing that it had no obligation to make Revolving Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swing Line Lender), or (Z) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such unpaid Swing Line Loans were made.

         C. Borrowing Mechanics. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1B for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing Administrative Agent for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; provided that Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 8:30 A.M. (Pacific time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 8:30 A.M. (Pacific time) on the proposed Funding Date. Each

Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and any Revolving Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of any Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Revolving Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1C; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1C, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                  Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         D. Disbursement of Funds. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereun- der. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1C (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (Pacific time) on the applicable Funding Date, and Swing

Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 1:00 P.M. (Pacific time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1B or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse Administrative Agent for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Revolving Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1D shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         E.       Notes.  Company shall execute and deliver on the Closing Date
(i) to each Lender (or to Administrative Agent for that Lender) a Revolving Note substantially in the form of Exhibit VI annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Commitment and with other appropriate insertions, and (ii) to Swing Line Lender a Swing Line Note substantially in the form of Exhibit VII annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

              Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a Lender Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

         F. Extension of Reduction Commencement Date. Company may, no earlier than 365 days and not later than 90 days prior to the then effective Reduction Commencement Date (as it may be extended from time to time pursuant hereto), request in writing that the Reduction Commencement Date be extended for an additional 365-day period (as so extended, the "Actual Reduction Commencement Date"). After Company's request, each Lender may, in its discretion, agree to such extension by giving written notice thereof to Administrative Agent as of a date specified in Company's request which is at least 30 days after the extension request is delivered. Each Lender's decision as to whether to extend the Reduction Commitment Date shall be based, in part, on a new credit analysis utilizing then current information in respect of Company's business, financial condition and operations and other information furnished by Company.

                  In order for an extension of the Reduction Commencement Date to be granted to Company, each Lender must consent to such an extension in writing (an "Accepting Lender"). In the event that any Lender refuses to agree to such an extension (a "Refusing Lender"), the Reduction Commencement Date may still be extended if (i) one or more Accepting Lenders increase their Commitments in an amount equal to the Commitments of all Refusing Lenders and buy out the Pro Rata Share of each Refusing Lender or (ii) Company voluntarily elects to terminate the Commitments of all Refusing Lenders and, on the then effective Reduction Commencement Date, either (X) repays all principal, interest and other amounts then owed to each Refusing Lender or (Y) solicits one or more Eligible Assignees that agree(s) to assume the Commitments of all Refusing Lenders and assume all obligations of such Refusing Lenders pursuant to a Lender Assignment Agreement; provided that Requisite Lenders (determined without reference to the Loan Exposure of the Refusing Lender) consent to such extension on the terms set forth in clause (i) or (ii) above.

                  In addition, prior to each extension of the Reduction Commencement Date, Company must (i) pay to Administrative Agent for the benefit of Lenders an extension fee in an amount agreed to by Accepting Lenders and Company, determined with reference to prevailing market conditions, and (ii) deliver an Officers' Certificate reaffirming that each of Company's representations and warranties contained in Section 5 are true and correct in all material respects as of the Reduction Commencement Date in effect prior to any such extension and attesting as to the absence of any Event of Default or, to Company's Best Knowledge, a Potential Event of Default, as of such date.

2.2      Interest on the Loans.

         A. Rate of Interest. Subject to the provisions of subsections 2.2B, 2.2E, 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1C. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice is required to be delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest but such notice has not been so delivered, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                  (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin; or

                  (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin.

                  The Applicable Base Rate Margin and the Applicable Eurodollar Margin shall automatically be adjusted, in accordance with the Leverage Ratio in effect as determined by the Pricing Determination Certificate most recently delivered pursuant to subsection 6.1 (xvi), on the first Business Day of the month following the date on which such Pricing Determination Certificate is due; provided that on the Closing Date, the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall be determined by reference to the Pricing Determination Certificate delivered by Company to Administrative Agent pursuant to subsection 4.1Q; provided further that if Company fails to deliver such Pricing Determination Certificate to Administrative Agent within the required period set forth in subsection 6.1(xvi), each of the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall revert to their respective maximum amounts on the first Business Day following the date on which delivery of such Pricing Determination Certificate was due and shall remain at such maximum amounts until the first Business Day of the month following the date that such past due Pricing Determination Certificate is actually received by Administrative Agent, at which time each of the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall be readjusted in accordance with the Leverage Ratio then in effect until the earlier of (i) the first Business Day of the month following the due date of the immediately succeeding Pricing Determination Certificate, if such certificate is delivered on or before such due date or (ii) the first Business Day following such due date, if such certificate is past due.

                  Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin.

         B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Commitment Termination
        Date;

                  (vi) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Commitments is scheduled to occur unless the sum of
         (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Commitments that is scheduled to occur on such date;

                  (vii) there shall be no more than five Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4A(ii) or 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

           Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (Pacific time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Event of Default or, to Company's Best Knowledge, no

Potential Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. Post-Default Interest. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, the amount of any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      Fees.

          A. Unused Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's
Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to (i) the average of the daily excess of the Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding plus the Letter of Credit Usage multiplied by (ii) the Applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.
B. Additional Fees.

                  Company agrees to pay such other fees at such times as are set forth in the Fee Letter.


2.4 Payments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

          A. Scheduled and Mandatory Reductions of Commitments and Mandatory Prepayments.

                  (i) Scheduled Commitment Reduction. The Commitments shall be permanently reduced in eight equal semi-annual installments of $15,000,000 each, effective on June 30 and December 31 of each year commencing with the December 31 of the year in which the Actual Reduction Commencement Date occurs; provided that all amounts owed by Company hereunder shall in any event be paid in full no later than the Commitment Termination Date; provided further that the scheduled reductions of the Commitments set forth above shall be adjusted in connection with any voluntary reductions of the Commitments in accordance with subsection 2.4B(ii); provided still further that if the Commitments are reduced by Company's repayment of all amounts owed to a Refusing Lender pursuant to subsection 2.1F(ii)(X) or as a result of a mandatory reduction in the Commitments pursuant to subsection 2.4A(ii), then the amount of such Refusing Lender's Commitment or mandatory Commitment reduction shall be applied to reduce each of the scheduled reductions set forth above on a pro rata basis.

                (ii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments.

                          (a) Prepayments and Reductions from Asset Sales. If
                 Company or any of its Subsidiaries receives Cash Proceeds equal to or in excess of $2,500,000 from any Asset Sale, (X) Company shall prepay first the Swing Line Loans to the full extent thereof and second the Revolving Loans, and (Y) the Revolving Loan Commitments shall be permanently reduced, in the case of either clause (X) or clause (Y) or, if such Cash Proceeds exceed the amount of the outstanding Swing Line Loans and are also applied to prepay Revolving Loans, in the case of both clauses (X) and (Y), in an aggregate amount equal to the Net Cash Proceeds from such Asset Sale; provided that Company's obligation to make such a prepayment and the corresponding reduction of the Revolving Loan Commitments shall occur with respect to any portion of such Cash Proceeds on the earlier of
                 (i) the second Business Day following a determination by a Responsible Officer that such portion of such Cash Proceeds will not be invested in assets or property of a Related Business or (ii) 270 days after the receipt of such Cash Proceeds, if they have not been so invested in a Related Business; provided further that in the case of Asset Sales generating Net Cash Proceeds of less than $2,500,000, Company may postpone making such prepayment until the second Business Day following receipt of Cash Proceeds which, together with all such proceeds received from Asset Sales since the Closing Date or the most recent payment made pursuant to this subsection 2.4A(ii)(a), exceeds $6,000,000. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(a), Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds from the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of Cash Proceeds from any Asset Sale requiring a prepayment or a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(a), determine that the prepayments and/or reductions of the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4A(ii)(a), Company shall promptly make an additional prepayment of the Swing Line Loans or Revolving Loans, as the case may be (and the Revolving Loan Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(a) shall be applied to reduce each of the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(i) on a pro rata basis.

                          (b) Prepayments Due to the Occurrence of an Event of
                 Loss. If Company or any of its Subsidiaries receives Cash Proceeds equal to or in excess of $2,500,000 from any Event of Loss, (X) Company shall prepay first the Swing Line Loans to the full extent thereof and second the Revolving Loans, and (Y) the Revolving Loan Commitments shall be permanently reduced, in the case of either clause (X) or clause (Y) or, if such Cash Proceeds exceed the amount of the outstanding Swing Line Loans and are also applied to prepay Revolving Loans, in the case of both clauses (X) and (Y), in an aggregate amount for the Swing Line Loans and the Revolving Loans equal to the Net Cash Proceeds from such Event of Loss; provided that Company's obligation to make such a prepayment and the corresponding reduction of the Revolving Loan Commitments shall occur with respect to any portion of such Cash Proceeds on the earlier of
                 (i) the second Business Day following a determination by a Responsible Officer that such portion of such Cash Proceeds will not be invested in assets or property of a Related Business or (ii) 270 days after the receipt of such Cash Proceeds, if they have not been so invested in a Related Business; provided further that in the case of any Event of Loss generating Net Cash Proceeds of less than $2,500,000, Company may postpone making such prepayment until the second Business Day following receipt of Cash Proceeds which, together with all such proceeds received from Events of Loss since the Closing Date or the most recent payment made pursuant to this subsection 2.4A(ii)(b), exceeds $6,000,000. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(b), Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds from the correlative Event of Loss. In the event that Company shall, at any time after receipt of Cash Proceeds from any Event of Loss requiring a prepayment or a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(b), determine that the prepayments and/or reductions of the Revolving Loan Commitments previously made in respect of such Event of Loss were in an aggregate amount less than that required by the terms of this subsection 2.4A(ii)(b), Company shall promptly make an additional prepayment of the Swing Line Loans or Revolving Loans, as the case may be (and the Revolving Loan Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(b) shall be applied to reduce each of the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(i) on a pro rata basis.

                          (c) Prepayments Due to Scheduled Reductions of
                 Revolving Loan Commitments. On each date on which the Commitments are scheduled to be reduced pursuant to subsection 2.4A(i), Company shall pay the Loans to the extent necessary so that aggregate outstanding Loans and Letters of Credit do not exceed the amount of the Commitments after giving effect to the reduction made on such date.

         B.      Voluntary Prepayments and Voluntary Reductions in Commitments.

                 (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Administrative Agent on or prior to 10:00 A.M. (Pacific time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 10:00 A.M. (Pacific time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Any voluntary prepayments made pursuant to this subsection 2.4B(i) shall be applied to the type of Loan directed by Company in the applicable notice of prepayment provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof and second to repay outstanding Revolving Loans to the full extent thereof.

                 (ii) Voluntary Reductions of Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as directed by Company to scheduled reductions of the Commitments set forth in subsection 2.4A(i).

         C. Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         D.      General Provisions Regarding Payments.

                 (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes, if any, shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 10:00 A.M. (Pacific time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees, expenses and other amounts due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                 (ii) Application of Payments to Principal and Interest. Except as set forth in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                 (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Revolving Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4D(iii), if (i) pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender, (ii) any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, (iii) Company repays all amounts owed to a Refusing Lender pursuant to subsection 2.1F(ii)(X), or (iv) Company prepays all amounts owed to a Former Lender after the expiration of the applicable Withdrawal Period pursuant to subsection 10.1B(iii), then Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                 (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day except as set forth in subsection 2.2B(iii), and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                 (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Revolving Loans evidenced by that Revolving Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Revolving Loan made under such Revolving Note shall not limit or otherwise affect the obligations of Company hereunder to the extent of Company's actual indebtedness or under such Revolving Note with respect to any Revolving Loan or any payments of principal or interest on such Revolving Note.

2.5      Use of Proceeds.

          A. Use of Proceeds. The proceeds of the Loans (including the Swing Line Loans) shall be applied by Company for general corporate purposes; provided, however, that Company may not apply all or any portion of the proceeds of the Loans to fund, directly or indirectly, a Hostile Acquisition.

          B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      Special Provisions Governing Eurodollar Rate Loans.

                 Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. Determination of Applicable Interest Rate. As soon as practicable after 8:30 A.M. (Pacific time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company. If, at any time following such a determination, Administrative Agent determines that such circumstances that affected the interbank Eurodollar market no longer exist, it shall promptly notify Company and each Lender thereof, at which time the provisions of clauses (i) and (ii) above shall no longer be effective.

         C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected

Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender or the occurrence of an event described in subsection 2.6C) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

          E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default of which it is aware to its Best Knowledge or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      Increased Costs; Taxes; Capital Adequacy.

         A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order adopted after the date hereof, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;



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




                 (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.      Withholding of Taxes.

                 (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                 (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                          (a) Company shall notify Administrative Agent of any
                 such requirement or any change in any such requirement as soon as Company becomes aware of it;

                          (b) Company shall pay any such Tax before the date on
                 which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                          (c) the sum payable by Company in respect of which the
                 relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                          (d) within 30 days after paying any sum from which it
                 is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

                 (iii)    Evidence of Exemption from U.S. Withholding Tax.

                          (a) Each Lender that is organized under the laws of
                 any juris- diction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Lender Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal



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



                 Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                          (b) Each Lender required to deliver any forms,
                 certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence; provided that Company may continue to rely on any form, certificate or other evidence delivered to it pursuant to subsection 2.7B(iii)(a) until such time as it has received information pursuant to this subsection 2.7B(iii)(b) that is intended to replace or supplant the information provided on any such previously delivered form or certificate.

                          (c) Company shall not be required to pay any
                 additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Lender Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such



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



                 Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. Capital Adequacy Adjustment. If any Lender shall reasonably have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      Obligation of Lenders and Administrative Agent to Mitigate.

                 Each Lender and Administrative Agent agree that, as promptly as practicable after the officer of such Lender or Administrative Agent responsible for administering the Loans or Letters of Credit of such Lender or Administrative Agent becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Administrative Agent and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or Administrative Agent or the affected Loans of such Lender or Administrative Agent through another lending or letter of credit office of such Lender or Administrative Agent, or (ii) take such other measures as such Lender or Administrative Agent may deem reasonable, if as a result thereof the circumstances which would cause such Lender or Administrative Agent to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Administrative Agent pursuant to subsection 2.7



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



or subsection 3.6 would be materially reduced and if, as determined by such Lender or Administrative Agent in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or Letters of Credit or the interests of such Lender or Administrative Agent; provided that such Lender or Administrative Agent will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all reasonable incremental expenses incurred by such Lender or Administrative Agent as a result of utilizing such other lending or letter of credit office as described in clause
(i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Administrative Agent to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9      Replacement of Lenders.

                 In the event Company is required under the provisions of subsection 2.7 or subsection 3.6 to make payments to any Lender, Company may, within 120 days after the date any notice or demand requiring such payment under subsection 2.7 or subsection 3.6 is given and so long as no Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Company shall pay that Lender, without duplication, all principal, interest and fees and other amounts owed to such Lender through such date of termination,
(ii) another Lender or Eligible Assignee shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment, if necessary) and to assume all obligations under this Agreement of the Lender to be terminated as of such date and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.


Section 3.       LETTERS OF CREDIT

3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations
         Therein.

         A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1B, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the tenth Business Day prior to the Commitment Termination Date, that Administrative Agent issue Letters of Credit for the account of Company for the purposes specified in the definition of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Administrative Agent shall issue such Letters of


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



Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that Administrative Agent issue (and Administrative Agent shall not issue):

                 (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Commitments would exceed the Commitments then in effect;

                 (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

                 (iii) any Letter of Credit having an expiration date later than the earlier of (a) the fifth Business Day prior to the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Administrative Agent from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Administrative Agent elects not to extend for any such additional period; or

                 (iv) any Letter of Credit denominated in a currency other than Dollars.

         B.      Mechanics of Issuance.

                 (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of
         Exhibit IV annexed hereto no later than 10:00 A.M. (Pacific time) at least 5 Business Days, or in each case such shorter period as may be agreed to by Administrative Agent in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit,
         (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Administrative Agent to make payment under the Letter of Credit; provided that Administrative Agent, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of Administrative Agent to which such draft is required to be presented is located) that such draft is presented if such presentation is



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



         made after 10:00 A.M. (in the time zone of such office of Administrative Agent) on such business day.

                          Company shall notify Administrative Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                 (ii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, Administrative Agent shall issue the requested Letter of Credit in accordance with Administrative Agent's standard operating procedures.

                 (iii) Notification to Lenders. Upon the issuance of any Letter of Credit Administrative Agent shall notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice, Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                 (iv) Reports to Lenders. Within 15 days after the end of each calendar quarter of Company ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Administrative Agent shall deliver to each Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Administrative Agent that were outstanding during such calendar quarter.

         C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Administrative Agent a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      Letter of Credit Fees.

                 Company agrees to pay the following amounts to Administrative Agent with respect to Letters of Credit issued by it:




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                 (i) on the date of issuance and of each extension thereof of each Letter of Credit, (a) a non-refundable letter of credit fee equal to the Applicable Eurodollar Margin at such time multiplied by the maximum amount available to be drawn under such Letter of Credit and
         (b) a non-refundable fronting letter of credit fee equal to 0.25% per annum of the maximum amount available to be drawn under such Letter of Credit, in each case computed on the basis of a 360- day year for the actual number of days in the term of such Letter of Credit, including any extension thereof;

                 (ii) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with Administrative Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be and, to the extent such amendment increases the maximum amount available to be drawn under any such Letter of Credit, increased fees in accordance with the formula set forth in subsection 3.2(i)(a) above.

Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(a) of this subsection 3.2, Administrative Agent shall distribute to each other Lender its Pro Rata Share of such amount.

3.3      Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.

         A. Responsibility of Administrative Agent With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

         B. Reimbursement by Company of Amounts Drawn Under Letters of Credit. In the event Administrative Agent has determined to honor a drawing under a Letter of Credit issued by it, Administrative Agent shall immediately notify Company, and Company shall reimburse Administrative Agent on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent prior to 8:30 A.M. (Pacific time) on the date of such drawing that Company intends to reimburse Administrative Agent for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving



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



Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Administrative Agent for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by Administrative Agent on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse Administrative Agent, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. Payment by Lenders of Unreimbursed Drawings Under Letters of Credit.

                 (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse Administrative Agent as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Administrative Agent under a Letter of Credit issued by it, Administrative Agent shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Administrative Agent an amount equal to its respective participation, in Dollars and in same day funds, at the office of Administrative Agent specified in such notice, not later than 1:30 P.M. (Pacific time) on the first business day (under the laws of the jurisdiction in which such office of Administrative Agent is located) after the date notified by Administrative Agent. In the event that any Lender fails to make available to Administrative Agent on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Administrative Agent any amounts made available by such Lender to Administrative Agent pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Administrative Agent in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Administrative Agent.

                 (ii) Distribution to Lenders of Reimbursements Received From Company. In the event Administrative Agent shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Administrative Agent under a Letter of Credit issued by it, Administrative Agent shall distribute to each other Lender which has paid all



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



         amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Administrative Agent from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.      Interest on Amounts Drawn Under Letters of Credit.

                 (i) Payment of Interest by Company. Company agrees to pay to Administrative Agent, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Administrative Agent in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                 (ii) Distribution of Interest Payments by Administrative Agent. Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) Administrative Agent shall distribute to each other Lender, out of the interest received by Administrative Agent in respect of the period from the date of such drawing to but excluding the date on which Administrative Agent is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Administrative Agent shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Administrative Agent shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Administrative Agent was so reimbursed by other Lenders to and including the date on which such


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         portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      Obligations Absolute.

                 The obligation of Company to reimburse Administrative Agent for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Administrative Agent or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                 (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) payment by Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                 (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                 (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or




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                 (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by Administrative Agent under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Administrative Agent under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      Indemnification; Nature of Administrative Agent's Duties.

          A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and Allocated Costs of Internal Counsel) which Administrative Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Administrative Agent, other than as a result of (a) the gross negligence or willful misconduct of Administrative Agent as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Administrative Agent of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Administrative Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

         B. Nature of Administrative Agent's Duties. As between Company and Administrative Agent, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Administrative Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Administrative Agent shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Administrative Agent,



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including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Administrative Agent's rights or powers hereunder.

                 In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Administrative Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Administrative Agent under any resulting liability to Company.

                 Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against Administrative Agent for any liability arising solely out of the gross negligence or willful misconduct of such Administrative Agent, as determined by a final judgment of a court of competent jurisdiction.

3.6      Increased Costs and Taxes Relating to Letters of Credit.

                 In the event that Administrative Agent or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Administrative Agent or Lenders with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects Administrative Agent or such Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Administrative Agent or such Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Administrative Agent;

                 (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Administrative Agent or participations therein purchased by any Lender; or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Administrative Agent or such Lender (or its applicable



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         lending or letter of credit office) regarding this Section 3 or any
         Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Administrative Agent or such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Administrative Agent or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to Administrative Agent or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Administrative Agent or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Administrative Agent or such Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Administrative Agent or such Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


Section 4.       CONDITIONS TO LOANS AND LETTERS OF CREDIT

                 The obligations of Lenders to make Revolving Loans and Swing Line Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      Conditions to Initial Revolving Loans and Swing Line Loans.

                 The obligations of Lenders to make any Revolving Loans or Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

          A. Loan Documents. On or before the Closing Date, all Loan Documents shall have been prepared by counsel to Administrative Agent and shall be in form and substance satisfactory to Administrative Agent and Lenders.

          B. Company Documents. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

                 (i) Certified copies of its charter documents, together with a good standing certificate from the Secretary of State of the State of Nevada and each state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing



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         authority of each of such states, each dated a recent date prior to the Closing Date;

                 (ii) Copies of its Bylaws, certified as of the Closing Date by its secretary or an assistant secretary;

                 (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

                 (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

                 (v) Executed originals of this Agreement, any Notes drawn to the order of each Lender and Swing Line Lender and with appropriate insertions and the other Loan Documents to which it is a party; and

                 (vi) Such other documents as Administrative Agent may reasonably request.

          C. Loan Party Documents. On or before the Closing Date, each Loan Party shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

                 (i) Certified copies of its Certificate or Articles of Incorporation or other charter documents, together with a good standing certificate from the Secretary of State of the state of its incorporation and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                 (ii) Copies of its Bylaws, if any, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                 (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                 (iv) Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party;



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                 (v) Executed originals of the Loan Documents to which it is a party; and

                 (vi) Such other documents as Administrative Agent may reasonably request.

         D. Opinions of Company's Counsel. Lenders and their respective counsel shall have received (i) originally executed copies of the favorable written opinion of Horn, Goldberg, Gorny, Daniels, Plackter & Weiss, counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request and (ii) opinions from special counsel to Company (including admiralty counsel) with respect to such matters governed by the laws of the states of Nevada, Illinois, Louisiana, Indiana, Kentucky, Missouri and by maritime law as Administrative Agent acting on behalf of Lenders may reasonably request.

         E. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IX-B annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

         F. Perfection of Security Interests. Loan Parties shall have taken or caused to be taken such actions in such a manner so that Administrative Agent, on behalf of Lenders, or the Trustee, solely for the benefit of the Administrative Agent, on behalf of Lenders, as the case may be, each has a valid and perfected first priority security interest in all Collateral in which a Lien is purported to be granted by the Collateral Documents. Such actions shall include, without limitation: (i) the delivery pursuant to the applicable Collateral Documents of all instruments (properly endorsed in blank for transfer, all in form and substance satisfactory to Administrative Agent) representing all shares of the capital stock of each Guarantor; (ii) the delivery to Administrative Agent of Uniform Commercial Code financing statements, executed by Company as to the Collateral granted by Company for all jurisdictions as may be necessary or desirable to perfect Administrative Agent's security interest in such Collateral; (iii) evidence that counterparts of the Mortgages were recorded in all locations to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, to effectively create a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on the Premises (including the Improvements constructed thereon) in favor of Administrative Agent for the benefit of Lenders; (iv) evidence reasonably satisfactory to Administrative Agent that all other filings, recordings and other actions Administrative Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Administrative Agent in the Collateral shall have been made, including, without limitation, with respect to any Facilities leased by any Loan Party, evidence that all consents necessary to or, in the opinion of Administrative Agent, advisable for the



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granting of a Lien on such Loan Party's interest have been obtained from the landlord owning such Facilities and that any amendment or other modification to the leases applicable to such Facilities deemed advisable by Administrative Agent to make them financable shall have been executed and delivered by all necessary parties; and (v) the Ship Mortgages shall have been duly filed with the appropriate office of the United States Coast Guard and shall constitute a duly perfected first "preferred mortgage" lien on such Ship or US Documented Barge in favor of the Trustee, solely for the benefit of Administrative Agent on behalf of Lenders, within the meaning of the Ship Mortgage Act of 1920, as amended and codified in Chapter 313 of Title 46 of the United States Code.

         G. Title Policy. Lenders shall have received an American Land Title Association Extended Coverage Loan Policy (1990, without modification, revision or amendment) (the "Title Policy") (with proof of the payment of the premiums thereon) or commitment therefor in form and substance acceptable to Lenders issued by a title company approved by Lenders (the "Title Company"), together with coinsurance and reinsurance from title insurance companies approved by Lenders, showing the respective Subsidiary as the owner in fee simple, or the lessee (in the case of real property leased by such Subsidiary) of its Premises, and insuring the lien of the Mortgages to be a first lien against each of the Premises, free and clear of all defects, encumbrances and exceptions, except the Permitted Encumbrances, together with such affirmative insurance as Lenders may require. The Title Policy shall contain, among other things:

                 (i) Full coverage against mechanic's liens (filed and inchoate);

                 (ii) A reference to the survey but no survey exceptions except those theretofore approved in writing by Administrative Agent and its counsel;

                 (iii) A variable interest rate endorsement;

                 (iv) A "revolving credit line" endorsement"; and

                 (v) A "pending disbursements" clause in substantially the following form:

                 "Pending disbursement of the full proceeds of the loan secured by the deed of trust set forth under Schedule A thereof, this policy insures only to the extent of the amount actually disbursed but increases as each disbursement is made in good faith and without knowledge of any defects in, or objections to, the title up to the face amount of the policy.

                 At the time of each disbursement of the proceeds of the loan, the title must be continued down to such time for possible liens or objections intervening between the date hereof and the date of such disbursement."




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         H. Flood Insurance. Administrative Agent shall have been provided with satisfactory evidence, which may be in the form of a letter from an insurance broker, municipal engineer, or other knowledgeable source unaffiliated with Company, as to whether (a) any of the Premises are located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) any of the communities in which any of the Facilities are located is participating in the National Flood Insurance Program. If both of the aforesaid conditions exist, Administrative Agent shall receive satisfactory policies of flood insurance covering the applicable Improvements as required by the Flood Act.

         I. UCC and Judgment Searches. Administrative Agent shall have received current searches of the UCC filing offices and judgment searches with the Offices of the Secretary of States of Illinois, Louisiana and Nevada, the local recorders office in each county or parish in which any of the Premises are located and elsewhere showing no security interests or judgments affecting the Facilities or any Collateral except to the extent permitted pursuant to subsection 7.2.

          J. Necessary Consents. On or before the Closing Date, each Loan Party shall have obtained all consents that are required for the operation of the Facilities, in each case, and the transactions contemplated under this Agreement and the other Loan Documents of (i) Illinois Gaming Authorities, Louisiana Gaming Authorities, Nevada Gaming Authorities and other Governmental Authorities and (ii) any Person required under any Contractual Obligation of any Loan Party, all of the foregoing in form and substance satisfactory to Administrative Agent.

          K. Fees. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

          L. Administrative Agent's Counsel Fees. Company shall have paid the reasonable fees and disbursements of counsel to Administrative Agent.

          M. No Material Adverse Effect. Since March 31, 1994, no Material Adverse Effect (in the sole opinion of each Lender) shall have occurred.

         N. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete on and as of the Closing Date to the same extent as though made on and as of that date and that Company shall have performed all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and each Lender.




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         O. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          P. Insurance. Administrative Agent shall have received original binders evidencing Company or one or more of its Subsidiaries as named insured and original certificates of Policies of Insurance, together with loss payable and mortgagee endorsements specifically including Administrative Agent and Lenders as mortgagees, loss payees and additional insureds as required by the applicable insurance provisions set forth in subsection 6.4B hereof and in Schedules 6.4(a) and 6.4(b) annexed hereto, section 6 of each of the Mortgages and within each of the Ship Mortgages under the heading "Vessel Insurance Requirements and Provisions", accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

          Q. Delivery of Pricing Determination Certificate. Administrative Agent shall have received a Pricing Determination Certificate calculated utilizing the most recent financial statements delivered to Administrative Agent.

          R. Survey. Administrative Agent shall have received and approved a current boundary and location survey for each of the Premises each of which must
(i) be certified to Administrative Agent and the Title Company and (ii) meet the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys established by ALTA and ACSM in 1992.

         S. Environmental Assessment. Administrative Agent shall, within 60 days of the Closing Date, have received written environmental assessment reports and other information in form, scope and substance satisfactory to Administrative Agent, independently prepared by an environmental consultant acceptable to Administrative Agent, evidencing the results of an environmental assessment performed for the purpose of assessing current environmental liabilities of Company and its Subsidiaries (including, without limitation, the environmental condition of the Premises). If such environmental assessment recommends any action be taken with respect to any of the Premises, Administrative Agent shall have received evidence satisfactory to Administrative Agent that such action has been taken.

          T. No Disruption of Financial and Capital Markets. There shall have been no material adverse change since March 15, 1995 to the syndication markets for credit facilities similar in nature to this credit facility and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or



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capital markets that would have an adverse effect on such syndication market, in each case as determined by Co-Arrangers in their sole discretion.

          U. Financial Statements. Administrative Agent shall have received from Company its audited financial statements for the period ended March 31, 1995 and its unaudited financial statements for each subsequent Fiscal Quarter prior to the Closing Date (excluding the Fiscal Quarter ended June 30, 1995).

          V. Appraisals. Administrative Agent shall have received appraisals, including an appraisal by an independent professional Marine Appraiser, in form, scope and substance satisfactory thereto and satisfying the requirements of any applicable laws and regulations concerning the real property Collateral, the Ships and the Barges securing the Loans.

          W. Ship Inspection. Administrative Agent shall have received copies of current certificates of inspection issued by the United States Coast Guard for each of the Ships.

          X. Title to Ships and Barges. Administrative Agent shall have received evidence satisfactory in form and substance to Administrative Agent that:

                 (i) SIRCC, PLC, SSP and PRLLC each have good and valid title to the Ship or Ships and the Barge or Barges owned by it, free and clear of all liens, charges, encumbrances and security interests;

                 (ii) each Ship and each US Documented Barge listed on Schedule
         5.5 is subject to a valid certificate of documentation identifying SIRCC, PLC, SSP or PRLLC, as the case may be, as the registered owner thereof under the laws and regulations of the United States; and

                 (iii) SIRCC, PLC, SSP and PRLLC each have all necessary authority required to own and operate the Ship or Ships and the Barge or Barges owned by it for such Ships' or Barges' intended purposes.

          Y. Leases. Administrative Agent shall have received complete copies of all leases for any of the properties and facilities comprising all or any portion of the Facilities that are leased by Company or any of its Subsidiaries, and a "landlord estoppel certificate" for such leases, certifying that no defaults by the lessee currently exist under any such lease and confirming, among other things, the annual rental amount paid by Company or its Subsidiaries to lessor thereunder.

          Z. Governmental Authorizations. Administrative Agent shall have received satisfactory evidence that Company and its Subsidiaries have obtained all Governmental Authorizations (including, without limitation, Governmental Authorizations from Gaming Authorities and all zoning approvals, special or conditional use permits, variances,


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permits, licenses, liquor licenses, certificates of occupancy and franchises)
necessary to permit the use, occupancy and operation of each of the Facilities.

         AA.     [Intentionally Omitted]

         BB.     Leasehold Documents.  Administrative Agent shall have
received executed copies of each Leasehold Document, each such Leasehold Document containing terms and provisions in form and substance satisfactory to Administrative Agent in order to protect the enforceability of the Mortgages to be granted to Administrative Agent on certain leasehold interests of Company and its Subsidiaries.

4.2      Conditions to All Loans.

                 The obligations of Lenders to make Revolving Loans and of Swing Line Lender to make Swing Line Loans on each Funding Date are subject to the following further conditions precedent:

                 A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1C, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

                 B.       As of that Funding Date:

                 (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                 (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or, to Company's Best Knowledge, a Potential Event of Default;

                 (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                 (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from



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         making the Loans to be made by it on that Funding Date; provided that any such order, judgment or decree shall only relieve that Lender on whom such order, judgment or decree is binding from its obligation to make Loans to Company.

                 (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

                 (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

                 (vii) Since March 31, 1994, no Material Adverse Effect (in the sole opinion of each Lender) shall have occurred; provided that such opinion by any Lender as to the occurrence of a Material Adverse Effect shall only relieve that Lender holding such opinion from its obligation to make Loans to Company.

                 C. Neither Administrative Agent nor any Lender has given each other Lender written notice that it has actual knowledge of the occurrence of any event that, on such Funding Date, causes any of the representations and warranties to be made by Company on such date to be untrue in any material respect as of such date.

4.3      Conditions to Letters of Credit.

                 The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.




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         B. On or before the date of issuance of such Letter of Credit,
Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Administrative Agent may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


Section 5.       COMPANY'S REPRESENTATIONS AND WARRANTIES

                 In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Administrative Agent to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      Organization, Powers, Qualification, Good Standing, Business and
         Subsidiaries.

          A. Organization and Powers. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

         B. Qualification and Good Standing. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and, to Company's Best Knowledge, will not have a Material Adverse Effect.

          C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.

          D. Subsidiaries. All of the Subsidiaries of Company are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented)



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



is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and, to Company's Best Knowledge, will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2      Authorization of Borrowing, etc.

          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Company.

          B. No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and, to Company's Best Knowledge, will not (i) violate (X) any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries the violation of which could have a Material Adverse Effect, (Y) the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or (Z) any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries the violation of which could have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, if the execution of any of the Loan Documents would afford any party (other than Company) the right (after the giving of notice or lapse of time or both) to terminate such Contractual Obligation or seek judicial relief against Company as a result thereof, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

          C. Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or



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other governmental authority or regulatory body except (i) those that have been obtained and copies of which have been delivered to Administrative Agent pursuant to subsection 4.1J or the absence of which Administrative Agent has deemed satisfactory pursuant to subsection 4.1J, (ii) those notices or informational filings or both that will be required to be given to the Securities and Exchange Commission or any Gaming Board but that are not yet due and (iii) any right of any Gaming Board to object to any Lender or participant in the Loans at any future date.

          D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by the Loan Parties signatory thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3      Financial Condition.

                 Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at March 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and Consolidating balance sheets of Company and its Subsidiaries as at June 30, 1995 and the related unaudited consolidated and Consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, Consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, Consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments, including the information presented in the footnotes to Company's audited financial statements. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or, following the funding of initial Loans, in the financial statements required to be delivered pursuant to subsection 6.1 and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4      No Material Adverse Change; No Restricted Payments.

          Since March 31, 1994, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither



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



Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted by subsection 7.5.

5.5      Title to Properties; Liens.

         A. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         B. (i) All of the assets, of whatever kind and nature, whether real, personal or mixed property, used in connection with the Illinois Facilities or placed or located in or on the Illinois Premises are owned or leased directly by SIRCC and not by Company or any of Company's other Subsidiaries.

                 (ii) All of the assets, of whatever kind and nature, whether real, personal or mixed property, used in connection with the Louisiana Facilities or placed or located in or on the Louisiana Premises are owned or leased directly by PLC, SSP or PRLLC and not by Company or any of Company's other Subsidiaries.

                 (iii) All of the assets, of whatever kind and nature, whether real, personal or mixed property, used in connection with the Nevada Facilities or placed or located in or on the Nevada Premises are owned or leased directly by PNEV, PMGC or PML and not by Company or any of Company's other Subsidiaries.

         C.      (i)      SIRCC, PLC, SSP and PRLLC each have good and valid
         title to the Ship or Ships and the Barge or Barges owned by it, free and clear of all liens, charges, encumbrances and security interests;

                 (ii) each Ship and each US Documented Barge listed on Schedule 5.5, as said Schedule 5.5 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xx), is subject to a valid certificate of documentation identifying SIRCC, PLC, SSP or PRLLC, as the case may be, as the registered owner thereof under the laws and regulations of the United States; and

                 (iii) SIRCC, PLC, SSP and PRLLC each have all necessary authority required to own and operate the Ship or Ships and the Barge or Barges owned by it for such Ships' or Barges' intended purposes.




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



         D. On the Closing Date, the only water craft of any nature whatsoever (whether constituting a vessel, Barge, floating structure or otherwise) owned by Company or any of its Subsidiaries that is subject to a valid certificate of documentation pursuant to the laws of the United States of America are the Players Lake Charles Riverboat, the Lake Charles Star Riverboat, the Metropolis Riverboat and the US Documented Barges described on Schedule 5.5. All Other Barges that are located at the Illinois Facilities and the Louisiana Facilities are documented, registered or certified pursuant to the laws of the state of Illinois or Louisiana, respectively.

5.6      Litigation; Adverse Facts.

                 Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or, to Company's Best Knowledge, governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      Payment of Taxes.

                 Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and fran- chises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which has not been provided for or which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      Performance of Agreements; Materially Adverse Agreements.

          A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the



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



giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9      Governmental Regulation.

                 Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     Securities Activities.

          A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     Employee Benefit Plans.

         A. Company and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

          B. No ERISA Event has occurred or is reasonably expected to occur with respect to Company or any of its ERISA Affiliates.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.




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



         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

5.12     Certain Fees.

                 No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Administrative Agent, Managing Agents and Co-Arrangers against, and agrees that it will hold Administrative Agent, Managing Agents and Co-Arrangers harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred by Administrative Agent, Managing Agents or Co- Arrangers as the result of any action or inaction by Company in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     Environmental Protection.

                 Except as set forth in Schedule 5.13 annexed hereto:

                 (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                 (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

                 (iii) neither Company nor any of its Subsidiaries has received
         (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                 (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;



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




                 (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                 (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

                 (vii) neither Company nor any of its Subsidiaries nor, to Company's Best Knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                 (viii) no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonably possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                 (ix) neither Company nor any of its Subsidiaries nor, to Company's Best Knowledge, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                 (x) no surface impoundments are on or at any Facility or, to Company's Best Knowledge, no underground storage tanks are on or at any Facility; and

                 (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14     Employee Matters.

                 There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.




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



5.15     Solvency.

                 Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.16     Disclosure.

                 No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. To Company's Best Knowledge, no facts exist (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17     Compliance With Laws.

                 Company and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations, ordinances and orders (including, without limitation, Gaming Laws) if noncompliance would affect the ability of any such party to operate any of the Facilities or the ability of any of Company or any of its Subsidiaries to perform their obligations under the Loan Documents to which it is a party, except where the failure to so comply or perform would not have a Material Adverse Effect. The use of each of the Facilities complies with applicable zoning ordinances, regulations, restrictive covenants and requirements of Governmental Authorizations affecting the respective Facilities as well as all environmental, ecological, landmark, and other applicable laws and regulations (including, without limitation, Gaming
Laws); and all requirements for such use have been satisfied, except where the failure to so comply would not have a Material Adverse Effect.

5.18     Representations Relating to Operation of Facilities.

          A. The Nevada Facilities are open to the public and all authorizations, licenses and permits required by any Governmental Authority for the use, occupancy and


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operation of the Nevada Premises for the purposes contemplated herein have been obtained and all requirements for such use have been satisfied.

          B. All utility services required to operate each of the Facilities are available and in adequate supply.

5.19     Intangible Property.

                 Company and its Subsidiaries are the sole and exclusive owner or licensee of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, except where the absence of such sole ownership would not have a Material Adverse Effect.
Schedule 5.19 annexed hereto sets forth a true and complete list of all service marks and registered trademarks (or trademarks for which registration is pending) of Company and its Subsidiaries. None of Company and its Subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property.

5.20     Rights to Agreements, Permits and Licenses.

                 From and after the Closing Date, Company (or its Subsidiaries) will be the true owner of all rights in and to all existing agreements, permits and licenses relating to all of its facilities (now or hereafter acquired) and each of the respective Premises (other than rights of third parties under leases and agreements permitted hereunder), and will be the true owner of all rights in and to all future agreements, permits and licenses relating to all of its facilities (now or hereafter acquired), other than rights of third parties under leases and agreements permitted hereunder, except where the absence of such true ownership would not have a Material Adverse Effect. Company's interest in all such agreements, permits, and licenses is not and, to Company's Best Knowledge, will not be subject to any present claim (other than under the Loan Documents), set-off or deduction other than in the ordinary course of business.

5.21     Classification of Ships.

                 From and after the Closing Date, the American Bureau of Shipping classification of each Ship shall remain the highest applicable classification and rating to which a ship of the same age and type as such Ship can qualify under the rules and standards of the American Bureau of Shipping.

5.22     Recordation of Ship Mortgages.

                 Each Ship Mortgage is in due form for filing, and has been duly filed in the appropriate office of the United States Coast Guard. Upon such filing, each Ship

Mortgage will constitute a legal, valid and binding first preferred ship mortgage under the Ship Mortgage Act of 1920, as amended and codified in Chapter 313 of Title 46 of the United States Code, on the applicable Ship or US Documented Barge in favor of the Trustee as mortgagee under such Ship Mortgage for the benefit of Administrative Agent on behalf of Lenders. No other filings or recordings or refilings or re-recordings of any other instruments are necessary to cause the lien of any of the Ship Mortgages to be legal, valid and binding on the parties thereto, and to create in favor of the Trustee, as secured party, for the benefit of the Administrative Agent on behalf of Lenders, the preferred mortgage which the Ship Mortgages purport to create.

5.23     Policies of Insurance.

                 Each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance delivered to Administrative Agent pursuant to subsection 4.1P is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of said documents or instruments not included in such copies have been made. Furthermore, none of such documents or instruments has been terminated and each is in full force and effect. Neither the Company nor any of its Subsidiaries are in default in the observance or performance of their respective obligations under said documents and instruments and Company and its Subsidiaries have taken all actions required to be performed under all Policies of Insurance to keep unimpaired their rights thereunder.


Section 6.       COMPANY'S AFFIRMATIVE COVENANTS

                 Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless each Lender shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      Financial Statements and Other Reports.

                 Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.
Company will deliver to Administrative Agent and Lenders:

                 (i) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and, with respect to the fourth Fiscal Quarter of each Fiscal Year, concurrently with the delivery of financial statements pursuant to subdivision (ii) below, (a) (1) the consolidated and Consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and

         Consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and (2) copies of Company's relevant 10-Q filed with the Securities and Exchange Commission within 15 days of such filing;

                 (ii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) (1) the consolidated and Consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and Consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, when available, the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (2) copies of Company's relevant 10-K filed with the Securities and Exchange Commission within 15 days of such filing, and (b) in the case of such consolidated financial statements, a report thereon of Ernst & Young, LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Managing Agents, which report shall be unqualified, shall not express any doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 (iii) Officers' and Compliance Certificates: (a) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to


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         be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have actual knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivision (i) above, a Compliance Certificate demonstrating in reasonable detail compliance (X) during and at the end of the applicable accounting periods with the restrictions contained in subsections 7.1, 7.3, 7.4 and 7.5 and (Y) at the end of the applicable accounting periods with the restrictions contained in subsection 7.6;

                 (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i) and (ii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i) and (ii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i) and (ii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                 (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure



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         to obtain knowledge of any such Event of Default or Potential Event of
         Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                 (vi) Accountants' Reports: promptly upon, but in no case later than 15 calendar days after, receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                 (vii) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries (including all coverages referred to in subsection 6.4B hereof and Schedules 6.4(a) and 6.4(b) annexed hereto, section 6 of each of the Mortgages and within each of the Ship Mortgages under the heading "Vessel Insurance Requirements and Provisions") and all material insurance coverage then planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year, if in each case there shall be any material changes in such insurance coverage from the insurance coverage in existence on the date hereof;

                 (viii) SEC Filings and Press Releases: promptly upon their becoming available but in any event within 15 days after filing with the Securities and Exchange Commission, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by any of Company's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of Company's Subsidiaries to the public concerning material developments in the business of Company or any of Company's Subsidiaries;

                 (ix) Events of Default, etc.: promptly, but in any event within 5 calendar days, upon Company's Best Knowledge (a) of any condition or event that



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         constitutes an Event of Default or Potential Event of Default, or that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                 (x) Litigation or Other Proceedings: (a) promptly upon any Responsible Officer obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case of (X) or of (Y):

                          (1) if adversely determined, has a reasonable
                 possibility of giving rise to a Material Adverse Effect; or

                          (2) seeks to enjoin or otherwise prevent the
                 consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter of Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $10,000,000 in the aggregate, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                 (xi) ERISA Events: promptly upon becoming aware of, but in no case later than 15 calendar days after, the occurrence of or forthcoming occurrence of



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         any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                 (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) as required to be filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                 (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated and Consolidating plan and financial forecast for such Fiscal Year, including without limitation (a) forecasted consolidated and Consolidating balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and Consolidating statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

                 (xiv) Environmental Audits and Reports: as soon as practicable following receipt thereof, but in no case later than 15 calendar days after, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

                 (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                 (xvi) Pricing Determination Certificate: concurrently with the delivery of the financial statements for each Fiscal Quarter required under subsection 6.1(i) and as soon as practicable and in any event no later than 90 days after the end of each Fiscal Year, Company shall deliver a Pricing Determination Certificate;




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                 (xvii) New Subsidiaries: promptly upon any Person becoming a
         Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
         5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be automatically deemed to supplement Schedule 5.1 to this Agreement for all purposes, including the Guaranty);

                 (xviii) New Venture Status Reports: as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, a status report detailing the operations and financial projections for any New Venture involving the proposed Investment by Company and its Subsidiaries of an amount in excess of $5,000,000;

                 (xix) Regulation 6.090 Reports: promptly, but in no case later than 15 calendar days, after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Company or any of its Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with, any Gaming Law by Company or any of its Subsidiaries;

                 (xx) US Documented Barges: promptly upon the acquisition or documentation by Company or any of its Subsidiaries of any additional US Documented Barge, a written notice setting forth with respect to such Person (a) the date on which such barge became a US Documented Barge and (b) all of the data required to be set forth in Schedule 5.5 annexed hereto with respect to all US Documented Barges (it being understood that such written notice shall be automatically deemed to supplement Schedule 5.5 to this Agreement for all purposes); and

                 (xxi) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      Corporate Existence, etc.

                 Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate or other legal existence, as applicable, and all rights and franchises material to its business.

6.3      Payment of Taxes and Claims; Tax Consolidation.

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or



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assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4      Maintenance of Properties; Insurance.

         A. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, maintenance of Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         B. Company will maintain or cause to be maintained, with financially sound and reputable insurers, throughout the term of this Agreement, all Policies of Insurance required pursuant to Schedules 6.4(a) and 6.4(b) annexed hereto and will otherwise comply fully with the terms and conditions provided in subsection 6 of each of the Mortgages and within each of the Ship Mortgages under the heading "Vessel Insurance Requirements and Provisions". Each such policy of insurance shall name Administrative Agent for the benefit of Lenders as the loss payee thereunder for amounts in excess of $2,500,000 and shall provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

6.5      Inspection; Lender Meeting.

                 Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Managing Agents or Requisite Lenders, participate in a meeting of Managing Agents and Lenders once during each



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Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Managing Agents) at such time as may be agreed to by Company and Managing Agents.

6.6      Compliance with Laws, etc.

                 Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, including all Gaming Laws, and to obtain and keep in full force and effect any permit, license, consent, or approval required under this Agreement if such noncompliance or failure to obtain and keep in full force and effect could reasonably be expected to cause a Material Adverse Effect. Company shall and shall cause each of its Subsidiaries to comply with the requirements of all Gaming Laws applicable to such Person.

6.7      Environmental Disclosure and Inspection.

         A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and use its best efforts to cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

         B. Company agrees that Administrative Agent may, once during each Fiscal Year until the Commitment Termination Date or at any time upon the occurrence of an Event of Default, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders solely for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and



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agrees that (i) it will hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) discovery by any Responsible Officer of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

         D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and
(ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

          E. Company shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8      Company's Remedial Action Regarding Hazardous Materials.

                 Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or



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about any Facility in order to comply with all applicable Environmental Laws and
Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.9      Post-Closing Matters.

                 Company shall, and shall cause its Subsidiaries to, take such actions as are necessary to satisfy each of the post-closing conditions set forth in Schedule 6.9 annexed hereto, in each case in the manner and within the time frames specified in Schedule 6.9 annexed hereto.

6.10     New Subsidiaries; New Joint Ventures; Further Assurances.

         A. In the event a Person becomes a Subsidiary of Company after the Closing Date, Company, upon the request of Administrative Agent, shall and shall cause such Subsidiary to execute and deliver such guaranties, collateral documents and such other agreements, pledges, assignments, documents and certificates (including, without limitation, any amendments to the Loan Documents) as may be necessary or desirable or as Administrative Agent may request and do such other acts and things as Administrative Agent reasonably may request in order to have a lien on the stock of such Subsidiary and to have such Subsidiary guaranty and/or secure the Obligations and effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents; provided that the provisions of this subsection 6.10A shall not apply to any such Subsidiary during such time that such Subsidiary is an Excluded Subsidiary.

         B. In the event Company or any of its Subsidiaries enters into any Joint Venture by means of the ownership of any Subsidiary (a "Participant Subsidiary") that, directly or indirectly, holds stock in a Joint Venture in corporate form or acts as a partner in a Joint Venture in partnership form, (i) Company shall, and shall cause each of its Subsidiaries to, pledge its interests in such Participant Subsidiary that enters into such Joint Venture as Collateral, (ii) neither Company nor any of its Subsidiaries shall enter into any other agreement that creates any Lien on the interests that Company or any such Subsidiary owns in such Participant Subsidiary or Joint Venture and (iii) neither Company nor any of its Subsidiaries will enter into any agreement that prohibits, restricts or conditions Lenders' rights to encumber the stock or ownership interests in such Participant Subsidiary or Joint Venture.




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         C. Additionally, Company shall, and shall cause each of its
Subsidiaries to, execute such documents as Administrative Agent reasonably may request to perfect Administrative Agent's Lien on real or personal property located at any of the Facilities acquired after the Closing Date, including, without limitation, the Lake Charles Star Riverboat, Company's interests in the partnership that owns such riverboat casino, the real property and improvements thereon acquired as part of the Lake Charles Complex Expansion (as described on pages 27 and 28 of the Memorandum) and any US Documented Barges to be located at or on any of the Facilities. Company shall give Administrative Agent notice of the acquisition by it or any of its Subsidiaries of any individual piece of real or personal property to be located or used at any of the Facilities and having a value in excess of $1,000,000 within 30 days of such acquisition.

         D.      Notwithstanding the generality of subsection 6.10C:

         (i) If, and at such time as, SIRCC or any Affiliate of Borrower purchases any of the parking lots used in connection with the Illinois Facilities from Burlington Northern Railroad Company (the "Railroad"), which parking lots SIRCC currently leases from the Railroad, Borrower shall cause SIRCC or such Affiliate purchasing such parking lot (i) to grant to Administrative Agent a deed of trust or mortgage, in form and substance acceptable to Administrative Agent, on such parking lot(s),
         (ii) to pay or cause to be paid any monetary Liens then encumbering such parking lot(s), (iii) to provide Administrative Agent with a lender's policy of title insurance and any endorsements thereto, in form and substance acceptable to Administrative Agent (but, subject to such non-monetary Liens as do not materially affect the use and operation of such parking lot), insuring such deed of trust or mortgage as a first priority Lien on such parking lot in favor of Administrative Agent, and (iv) to execute and deliver such other instruments and agreements and undertake such other acts as Administrative Agent may request in connection therewith (including, without limitation, executing security agreements, fixture filings, and financing statements with respect to such parking lots); and

         (ii) Unless, prior to the Closing Date, PLC shall have purchased the fee estate in the portion of the Louisiana Premises leased pursuant to that Lease, dated as of May 18, 1993 (as amended, the "Beeber Lease"), between The Beeber Corporation, as landlord, and PLC, as tenant (such portion of the Louisiana Premises being referred to herein as the "Beeber Property"), Borrower, at such time as PLC or any Affiliate of Borrower purchases such fee estate (such purchaser being referred to herein as the "Purchaser"), shall cause the Purchaser (i) to grant to Administrative Agent a deed of trust or mortgage on the fee estate in the Beeber Property acquired by the Purchaser, in form and substance acceptable to Administrative Agent, (ii) to pay or cause to be paid any monetary Liens then encumbering the Beeber Property, (iii) to provide to Administrative Agent a lender's policy of title insurance and any endorsements thereto, in form and substance acceptable to Administrative Agent (but, subject to such non-



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         monetary Liens as do not materially affect the use and operation of the
         Beeber Property), insuring such deed of trust or mortgage as a first priority Lien on such property in favor of Administrative Agent, and
         (iv) to execute and deliver such other instruments and agreements and undertake such other acts as Administrative Agent may request in connection therewith (including, without limitation, executing security agreements, fixture filings, and financing statements with respect to the Beeber Property).

         E. Company, Administrative Agent and each of the Lenders will, at the expense of Company, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as any such party may reasonably require for the curing of any defect in the execution or acknowledgment hereof or in any of the Loan Documents, or in the description of the real property or other Collateral or for the proper evidencing of giving notice of each Lien or security interest securing repayment of the Obligations. Further, upon the execution and delivery of the Mortgages, the Ship Mortgages and each of the Loan Documents and thereafter, from time to time, Company shall cause the Mortgages, the Ship Mortgages and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re- recorded in such manner and in such places as may be reasonably required by Requisite Lenders or Administrative Agent, in order to publish notice of and fully protect the Liens of the Mortgages, the Ship Mortgages and each of the Loan Documents in the Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

         F. Company shall give Administrative Agent written notice promptly upon entering into contracts after the Closing Date other than the Excluded Contracts (as defined below) aggregating more than $10,000,000 with respect to the construction or renovation of Improvements or any other contracts aggregating more than $10,000,000 that might give rise to mechanics or other statutory Liens at any one of the following locations (a) the Illinois Premises, (b) the Louisiana Premises, (c) the portion of the Nevada Premises insured by Title Policy #______ issued by Chicago Title Insurance Company or (d) the portion of the Nevada Premises insured by Title Policy #_____ issued by Chicago Title Insurance Company, which notice shall include the location at which such construction or renovation is taking place and a brief description of the nature of the construction or renovation. Administrative Agent shall promptly transmit such notice to Lenders and, upon receipt of written requests therefor from Requisite Lenders, shall request Title Company to issue at Company's expense a California Land Title Association Form 122 (or comparable) endorsement to the Title Policy issued at the closing of this Agreement with respect to the location at which such construction or renovation is being conducted, which endorsement shall provide insurance against any mechanics or other statutory liens arising from such construction or renovation; provided



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



that Requisite Lenders may request such an endorsement be issued no more often than quarterly during the period from the date of receipt of such notice from Company until such date as all of the following have occurred (x) a certificate of use or occupancy (or comparable certificate in the applicable jurisdiction) has been issued with respect to such construction or renovation, (y) any statutory period within which a mechanics Lien could be asserted has expired and
(z) all contractors with respect to such construction or renovation have been paid in full. Company agrees to cooperate with the Title Company to cause such endorsements to be issued. For purposes of this Section 6.01C Excluded Contracts shall mean contracts with respect to which the Title Policies delivered on the Closing Date provided endorsements as to the absence of mechanics or other statutory Liens arising in connection with the performance thereof.

                 G. Upon each exercise of the option in the Waterbottom Lease (as defined in the Louisiana Mortgage) that permits PLC to lease additional waterbottom lands from the State of Louisiana, Players shall record, or shall cause PLC to record, in the land records of Calcasieu Parish, Louisiana, a memorandum of exercise of option for purposes of putting of record PLC's rights in such additional lands. Concurrently therewith, Players shall notify the Administrative Agent in writing and shall execute, deliver, and record any instruments and agreements and do such other acts as the Administrative Agent may deem necessary or appropriate to insure the senior priority of the lien of the Louisiana Mortgage over such additional lands (including, without limitation, causing the Title Company to issue, at Company's sole cost and expense, an endorsement to the applicable Title Policy ensuring the senior priority of the lien of the Louisiana Mortgage on PLC's rights in such additional lands).

                 H. At such time as the lessor under the golf course lease that consists of a portion of the Nevada Facilities acquires title to that certain real property designated as "Government Lot 2" under Section 31 of such lease, Players shall notify, or shall cause PMGC, to notify the Administrative Agent, and Players and PMGC shall execute, deliver, and record any instruments and agreements and do such other acts as the Administrative Agent may deem necessary or appropriate to insure the senior priority of the lien of the applicable Nevada Mortgage over such additional real property (including, without limitation, causing the Title Company to issue, at Company's sole cost and expense, an endorsement to the applicable Title Policy ensuring the senior priority of the lien of the Nevada Mortgage on PMGC's rights in such additional real property).


Section 7.       COMPANY'S NEGATIVE COVENANTS

                 Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.




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



7.1      Indebtedness.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (i) the Loans, (ii) the Senior Notes and (iii) so long as no Event of Default or, to Company's Best Knowledge, Potential Event of Default shall have occurred and be continuing, or shall be caused thereby, (A) Other Allowed Indebtedness (Secured) and (B) Company and its Subsidiaries may create, incur, assume or guaranty or otherwise become or remain liable directly or indirectly liable with respect to Other Allowed Indebtedness (Unsecured) if, after giving effect thereto, Company shall be in compliance on a pro forma basis with the Adjusted Leverage Ratio then applicable pursuant to subsection 7.6C; provided that the aggregate Indebtedness of Company and its Subsidiaries outstanding at any time under clauses (i), (ii) and (iii) above shall not exceed $275,000,000.

7.2      Liens and Related Matters.

         A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of their respective assets, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                 (i) Permitted Encumbrances;

                 (ii) Liens granted or permitted pursuant to the Collateral Documents;

                 (iii) Liens to secure Other Allowed Indebtedness (Secured) to the extent permitted pursuant to the definitions of "Other Allowed Indebtedness (Secured)" and "Purchase Money Debt";

                 (iv) Liens existing on the Closing Date and described on
         Schedule 7.2 annexed hereto; and

                 (v) a Lien to be granted by PMH and/or PMHLP, as lessee, on certain of its gaming equipment and gaming receivables, in favor of the Riverside Joint Venture, as landlord, to secure the payment by PMH of certain lease obligations owed to the Riverside Joint Venture in connection with the operation of the Maryland Heights Facility.

          B. No Further Negative Pledges. Except with respect to specific property encumbered pursuant to subsection 7.2A or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries


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



shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         C. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3      Investments, Loans and Advances; Joint Ventures.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment or make any capital expenditure (including, without limitation, any New Venture Investments) in any Person, including any Joint Venture, except:

                 (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                 (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1; provided that the obligations under any such loans are subordinated to the Obligations of Company or any such Subsidiary under the Loans or the Guaranty, as the case may be;

                 (iii) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

                 (iv) Company and its Subsidiaries may make Investments in any New Venture if the amount of any such Investment in a New Venture does not exceed either (a) $75,000,000, if Consolidated EBIDTA for the relevant Investment Measurement Period does not exceed $75,000,000 or
         (b) $100,000,000, if Consolidated EBIDTA for such period exceeds $75,000,000; provided that prior to any Investment by Company or any of its Subsidiaries in a New Venture that exceeds $5,000,000, Company shall deliver to Lenders (x) a budget for such New Venture describing in detail the scope of development activities related to such New Venture and the itemized amounts to be expended thereon and (y) an Officers' Certificate demonstrating compliance with clause (a) or (b) of this subsection 7.3(iv), as applicable; and




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



                 (v) Company and its Subsidiaries may make additional Investments not to exceed $500,000 on an individual basis or $1,000,000 in the aggregate.

7.4      Contingent Obligations.

                 Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Administrative Agent and Requisite Lenders, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                 (i) Company and such Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

                 (ii) Company and such Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit; and

                 (iii) Company and such Subsidiaries may become and remain liable for Contingent Obligations to make Investments permitted by subsection 7.3.

7.5      Restricted Payments.

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except Company may make open-market or private purchases of its outstanding equity securities (or options or warrants to purchase such securities) if the aggregate amount to be paid does not exceed $25,000,000 plus twenty percent (20%) of the sum of Consolidated Net Income for each Fiscal Quarter ending after the Closing Date and prior to the making of the applicable Restricted Payment minus all amounts previously paid since the Closing Date for purchases of such equity securities, options or warrants; provided that nothing contained in this restriction shall limit Company's ability to repurchase Senior Notes pursuant to a Regulatory Redemption (as defined in the Indenture).

7.6      Financial Covenants.

         A. Minimum Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio on the last day of each Fiscal Quarter occurring in a period set forth below to be less than the amount set forth opposite such period:

                         Period                                      Amount
                         ------                                      ------
             July 1, 1995 to June 30, 1996                         1.50:1.00
             July 1, 1996 to June 30, 1997                         1.60:1.00
             July 1, 1997 and thereafter                           1.75:1.00


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





          B. Minimum Consolidated EBIDTA. Company shall not permit Consolidated EBIDTA for the four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter occurring in the period set forth below to be less than the amount set forth opposite such period:

                          Period                                    Amount
                          ------                                    ------
             July 1, 1995 to June 30, 1996                       $55,000,000
             July 1, 1996 to June 30, 1997                       $65,000,000
             July 1, 1997 and thereafter                         $75,000,000

          C. Maximum Adjusted Leverage Ratio. Company shall not permit the Adjusted Leverage Ratio on the last day of each Fiscal Quarter occurring in the period set forth below to be more than the amount set forth opposite such period:

                          Period                                     Amount
                          ------                                     ------
             July 1, 1995 to June 30, 1996                         2.50:1.00
             July 1, 1996 to June 30, 1997                         2.25:1.00
             July 1, 1997 and thereafter                           2.00:1.00


         D. Minimum Consolidated Tangible Net Worth. Company shall not permit Consolidated Tangible Net Worth on the last day of each Fiscal Quarter to be less than $132,600,000 plus seventy-five percent (75%) of Consolidated Net Income earned after the Closing Date (but not net losses) plus fifty percent (50%) of the net proceeds of any equity offering by Company completed subsequent to the Closing Date less the aggregate amount expended by Company in connection with repurchases of its equity securities.

7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions.

                  Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise 50% or more of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) any Subsidiary of Company (other than a Guarantor) may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or



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



         assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation; provided further if any Guarantor or grantor under a Collateral Document is the disappearing entity in a merger with a wholly-owned Subsidiary that is not a Guarantor or grantor, the surviving corporation shall execute a Guaranty and/or a Subsidiary Security Agreement, as the case may be;

                  (ii) any Subsidiary of Company may change its legal structure so long as (X) any such modification does not in any manner impair any Lender's ability to realize the Collateral owned by such Subsidiary upon an Event of Default and (Y) if such Subsidiary is the disappearing entity in a merger devised to effect such a structural change, the surviving entity shall execute a Guaranty and/or a Subsidiary Security Agreement, as the case may be;

                  (iii) subject to subsections 7.11 and 2.4A(ii), Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $5,000,000 on an individual basis; provided that, with respect to the sale of any asset having a fair market value equal to or exceeding $2,500,000, (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (y) at least eighty percent (80%) of the considera-tion received shall be Cash;

                  (iv) Company and its Subsidiaries may make acquisitions of Securities issued by Company consistent with subsection 7.5; and

                  (v) RBI may convey real property to PMH or PMHLP or the Riverside Joint Venture in connection with the operation of the Maryland Heights Facility.

7.8      Transactions with Shareholders and Affiliates.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) the subject matter of which involves an amount in excess of $1,000,000 with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that nothing contained in the foregoing restriction shall apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.




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



7.9      Disposal of Subsidiary Stock.

                  Company shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.10     Conduct of Business.

                  From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date as described in the Memorandum and any Related Business and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.11     Tradenames, Trademarks and Servicemarks.

                  Company and its Subsidiaries shall not assign or in any other manner alienate its interest in any tradenames, trademarks or servicemarks relating or pertaining to any of the Facilities other than (i) as provided on
Schedule 7.11 or (ii) assignments in the ordinary course of Company's business and similar in nature to the types of assignments undertaken by comparable gaming entities.

7.12     Change of Control Offer.

                  Company shall not commence a Change of Control Offer (as defined in the Indenture) without the consent of Requisite Lenders.

7.13     No Amendment of Indenture.

                  Company shall not amend the Indenture in any manner without the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld; provided that nothing contained in this restriction shall apply to any amendment to the Indenture that either (i) does not require the consent of any holder of Senior Notes or (ii) is required by a final order or decree of a court of competent jurisdiction.




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



7.14     No Movement of Other Barges.

                  Company and its Subsidiaries shall not permit any Other Barge to be moved from permanent moorage at the Louisiana Premises or the Illinois Premises, as applicable, unless and until (i) such Barge is registered with the United States Coast Guard so as to become a US Documented Barge and (ii) a first priority Lien has been created for the benefit of the Lenders pursuant to a duly authorized, executed and delivered Ship Mortgage.


Section 8.        EVENTS OF DEFAULT

                  IF any of the following conditions or events ("Events of Default") shall occur:

8.1      Failure to Make Payments When Due.

                  Failure by Company to pay (i) any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Administrative Agent in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2      Default in Other Agreements.

                  (i) Failure of Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or


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




8.3      Breach of Certain Covenants.

                  Failure of Company to perform or comply with any term or condition contained in subsection 2.4A(ii),2.5, 6.1(ix)(a), 6.2, 6.4B or Section 7 of this Agreement; or

8.4      Breach of Warranty.

                  Any representation, warranty, certification or other statement made or deemed made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      Other Defaults Under Loan Documents.

                  Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 15 days after the earlier of (i) a Responsible Officer becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 45 days unless dismissed, bonded, discharged or stayed; or

8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.

                  (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      Judgments and Attachments.

                  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which an unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 45 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      Dissolution.

                  Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     Employee Benefit Plans.

         A. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement.

         B. There shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000, and such default shall not have been remedied or waived within 10 days after the earlier of (i) the date that, to

Company's Best Knowledge, such condition exists or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

8.11     Change in Control.

                  A Change of Control shall have occurred; or

8.12     Impairment of Collateral.

                  (A) A judgment creditor of Company or any of its Subsidiaries shall obtain possession of any material portion of the Collateral under the Collateral Documents by any means, including, without limitation, levy, distraint, replevin or self-help, (B) any substantial portion of the Collateral shall be taken by eminent domain or condemnation, (C) any of the Collateral Documents shall cease for any reason (other than an act by Administrative Agent or any Lender) to be in full force and effect, or any party thereto shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or Lenders shall cease to have a valid and perfected first priority security interest in any material Collateral therein, or (D) Lenders' security interests or liens on any material portion of the Collateral under the Collateral Documents shall become otherwise impaired or unenforceable; or

8.13     Loss of Gaming License.

                  The occurrence of a License Revocation by any Gaming Authority in a jurisdiction in which Company or any of its Subsidiaries owns or operates a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dock casino, any other type of casino, golf course, entertainment center or similar facility; provided that such License Revocation continues for at least five (5) calendar days; or

8.14     Invalidity of Guaranty.

                  The Guaranty, for any reason, other than the satisfaction in full of all Obligations, the termination of this Agreement or the termination of the Guaranty (or any Guarantor's obligations thereunder) in accordance with its terms, ceases to be in full force and effect or is declared to be null and void by final order of a court of competent jurisdiction, or any Guarantor denies that it has any further liability under the Guaranty or claims that the Guaranty is void or has no force or effect in whole or in part or gives notice to such effect; or

8.15     Material Adverse Change.

                  The occurrence of an event or change that causes or evidences, either in any case or in the aggregate, a Material Adverse Effect.



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                                      THEN

8.16     Remedies.

                  At any time, (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan and the obligation of Administrative Agent to issue any Letter of Credit shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate and the obligation of Administrative Agent to issue any Letter of Credit hereunder shall thereupon terminate; provided, however, that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1B.

                  Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision that may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


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Section 9.   ADMINISTRATIVE AGENT

9.1      Appointment.

                  FIB is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent, Managing Agents, Co- Arrangers and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2      Powers; General Immunity.

         A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Managing Agent or Co-Arranger shall have any duty or responsibility under this Agreement or any Loan Document in its capacity therein. No Managing Agent, Co- Arranger or Administrative Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative


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Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders or all Lenders as required or permitted by this Agreement. Each Lender agrees that it shall not exercise any right of set-off described in subsection 10.4 without the concurrence of Administrative Agent.

         D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the



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duties specified herein, and may accept fees and other consideration from
Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of the Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      Right to Indemnity.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      Successor Administrative Agent and Swing Line Lender.

         A. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, provided that on or before the effective date of any such resignation, a successor Administrative Agent shall have been appointed pursuant to this subsection 9.5A. Administrative Agent may be removed at any time with cause by an instrument or concurrent instruments in writing delivered to Company



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and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         B. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of FIB or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event
(i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6      Collateral Documents.

                  Each Lender hereby further authorizes Administrative Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of each Lender and agrees to be bound by the terms of the Collateral Documents; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents except as set forth in subsection 10.6. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under the Collateral Documents, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

9.7      Release of Collateral.

                  Administrative Agent may release personal property Collateral without the consent of any Lender to the extent sold or disposed of by Company or any of its



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Subsidiaries in a transaction or series of transactions that constitute a permitted Asset Sale pursuant to subsection 7.7(ii) and that meets all of the requirements contained therein. Administrative Agent may also, upon Borrower's request, take such actions as are necessary to terminate any Ship Mortgage relating to a Barge on file with the United States Coast Guard if, and only if,
(i) such Barge has ceased, or will concurrently with such termination cease, to be a US Documented Barge and (ii) Administrative Agent shall have received assurances, reasonably satisfactory to Administrative Agent, that upon giving effect to such termination, such Barge will be subject to a perfected first priority Lien in favor of Administrative Agent for the benefit of Lenders.


Section 10.       MISCELLANEOUS

10.1     Assignments and Participations in Loans and Letters of Credit

         A. General. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part (subject to certain limitations set forth in subsection 10.1B below) of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until a Lender Assignment Agreement (a "Lender Assignment Agreement") effecting such sale, assignment or transfer shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans or the other Obligations owed to such Lender.

         B.       Assignments.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender or to an Affiliate of the assigning Lender or



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         another Lender, with the giving of notice to Company and Administrative
         Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Managing Agents (which consent shall not be unreasonably withheld). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, a Lender Assignment Agreement, together with a processing fee of $2,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Lender Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation from and after the effective date specified in such Lender Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit VI or
         Exhibit VII, respectively, annexed hereto with appropriate insertions, to reflect the new Commitments of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Administrative Agent. Upon its receipt of a Lender Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if such Lender Assignment Agreement has been completed and is in substantially the form of Exhibit V hereto and if Managing Agents have consented



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         to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Lender Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Lender Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                  (iii) Mandatory Assignment by Non-Suitable Lender. If any Lender is required to qualify or be found suitable by the regulations of any Gaming Authority and does not so qualify or otherwise not meet the suitability standards pursuant to such regulations (in such case, a "Former Lender"), such Former Lender shall and hereby agrees to sell its rights and obligations under this Agreement to Eligible Assignee (the "Substitute Lender"). The Substitute Lender shall assume the rights and obligations of the Former Lender under this Agreement pursuant to a Lender Assignment Agreement, which assumption shall be required to comply with, and shall become effective in accordance with, the provisions of subsection 10.1B; provided that the purchase price to be paid by the Substitute Lender to Administrative Agent for the account of the Former Lender for such assumption shall equal the sum of
         (i) the unpaid principal amount of any Loans held by the Former Lender plus accrued interest thereon plus (ii) the Former Lender's Pro Rata Share (through the required purchase of participations pursuant to subsection 3.1C) of the aggregate amount of drawings under all Letters of Credit that have not been reimbursed by Company, plus accrued interest thereon, plus (iii) such Former Lender's pro rata share of accrued fees to the date of the assumption; provided further that, upon receipt by the Former Lender of all such amounts, Administrative Agent shall thereafter pay all obligations owing to the Former Lender under the Loan Documents to the Substitute Lender. Each Lender agrees that if it becomes a Former Lender, upon payment to it by Administrative Agent (upon Administrative Agent's receipt thereof from the Substitute Lender) of all such amounts, if any, owing to it under the Loan Documents, it will execute and deliver a Lender Assignment Agreement.

                  Notwithstanding the foregoing, if any Lender becomes a Former Lender and fails to find a Substitute Lender within 10 days of being determined unsuitable or unqualified, or such lesser period of time as specified by any such Gaming Authority for the withdrawal of a Former Lender (the "Withdrawal Period"), Company shall have an additional 90 day period, or such lesser period of time as specified by such Gaming Authority, to find a Substitute Lender, which Substitute Lender shall assume the rights and obligations of the Former Lender as provided in the preceding paragraph. In the event that Company shall not have found a Substitute Lender within such period of time, Company shall immediately (i) prepay in full the outstanding principal amount of Loans held by such Former Lender, together with accrued interest thereon to the earlier of (X) the date of payment or (Y) the last day of any Withdrawal Period, and (ii) at the option of



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         Company either (A) place an amount equal to such Former Lender's Pro
         Rata Share in each Letter of Credit issued by Administrative Agent, in a separate cash collateral account with Administrative Agent for each outstanding Letter of Credit, which amount will be applied by Administrative Agent to satisfy Company's reimbursement obligations to Administrative Agent in respect of unreimbursed drawings under the applicable Letter of Credit or (B) if no Event of Default then exists, terminate the Revolving Loan Commitment of such Former Lender, at which time the other Lenders' Pro Rata Shares will be automatically adjusted as a result thereof; provided that the option specified in this clause
         (B) may only be exercised if, immediately after giving effect thereto, no Lender's outstanding Revolving Loans, when added to the product of
         (a) such Lender's Pro Rata Share and (b) the sum of (I) the aggregate amount of all outstanding Letters of Credit at such time and (II) the aggregate amount of all Swing Line Loans then outstanding, would exceed such Lender's Revolving Loan Commitment at such time. Each Lender agrees that, to the extent and for so long as required by any applicable Gaming Authority, such Lender's rights and obligations under this Agreement are subject to the provisions of this subsection 10.1B(iii) and all restrictions of any applicable Gaming Authority.

         C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the final maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or
(ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. Assignments and Participations Subject to Gaming Laws. Subject to the last sentence of this subsection 10.1E, each Lender agrees that all assignments and



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participations made hereunder shall be subject to, and made in compliance with, all Gaming Laws applicable to Lenders. Company hereby acknowledges that unless Company has provided Lenders with a written opinion of counsel as to the suitability standards applicable to Lenders of any relevant Gaming Authority with jurisdiction over the business of Company and its Subsidiaries, no Lender shall have the responsibility of determining whether or not a potential assignee or participant of such Lender would qualify as a suitable Lender under the Gaming Laws of any such jurisdiction.

          F. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2     Expenses.

                  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of each Loan Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including Allocated Costs of Internal Counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company or any other Loan Party; (iv) all other actual and reasonable costs and expenses incurred by Administrative Agent, Managing Agents and Co-Arrangers in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including Allocated Costs of Internal Counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company or any other Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     Indemnity.

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Administrative Agent, Managing



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Agents and Co-Arrangers and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of the Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "Indemnified Liabilities"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4     Set-Off; Security Interest in Deposit Accounts.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender (with the consent of Administrative Agent) is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not

(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5     Ratable Sharing.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     Amendments and Waivers.

                  No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments; changes any Lender's Pro Rata Share; changes in any manner the definition of "Requisite Lenders";


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



changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the Commitment Termination Date; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1B or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 or of any Letter of Credit shall be effective without the written concurrence of Administrative Agent, and (v) no amend- ment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7     Independence of Covenants.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     Notices.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

10.9     Survival of Representations, Warranties and Agreements.

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or termination of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    Failure or Indulgence Not Waiver; Remedies Cumulative.

                  No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    Marshalling; Payments Set Aside.

                  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    Severability.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    Obligations Several; Independent Nature of Lenders' Rights.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    Headings.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    Applicable Law.

                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES; PROVIDED THAT THE EXERCISE OF CERTAIN RIGHTS HEREUNDER OR UNDER THE LOAN DOCUMENTS MAY BE SUBJECT TO AND/OR REQUIRE COMPLIANCE WITH THE GAMING LAWS.



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



10.16    Successors and Assigns.

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17    Consent to Jurisdiction and Service of Process; Choice of Forum.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service upon receipt by Company being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court upon such receipt and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18    Waiver of Jury Trial.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    Confidentiality.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20    Licensing of Administrative Agent and Lenders.

                  If an Event of Default shall have occurred hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Administrative Agent advisable, for an agent, receiver or other representative of Administrative Agent to become licensed under the provisions of the laws of the State of Illinois, Louisiana or Nevada, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Collateral Documents for the benefit of Administrative Agent on behalf of Lenders or otherwise to enforce their rights hereunder, Company does hereby give its consent, and agrees to cause its Subsidiaries to give their consents, to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.



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



10.21    Counterparts; Effectiveness.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.22 Cooperation With Gaming Boards. Administrative Agent and each Lender agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over any Loan Party, including the provision of such documents or other information as may be requested by any such Gaming Board relating to any Loan Party or to the Loan Documents.




                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        PLAYERS INTERNATIONAL, INC.,
                                        as Borrower


                                        By:
                                        Title:

                                        Notice Address:

                                            3900 Paradise Road, Suite 135
                                            Las Vegas, Nevada  89109
                                            Attention:  President and Chief
                                                        Financial Officer

                                        With copies to:

                                            Players International, Inc.
                                            3900 Paradise Road, Suite 135
                                            Las Vegas, Nevada  89109
                                            Attention:  Chief Financial Officer

                                            Players International, Inc.
                                            3900 Paradise Road, Suite 135
                                            Las Vegas, Nevada  89109
                                            Attention:  General Counsel

                                         FIRST INTERSTATE BANK OF NEVADA, N.A.,
                                         individually, as Administrative Agent,
                                         a Managing Agent and a Co-Arranger



                                         By:
                                         Title:

                                         Notice Address:

                                             3800 Howard Hughes Parkway
                                             Suite 400
                                             Las Vegas, Nevada  89109
                                             Attention: Steve Byrne

                                        BANKERS TRUST COMPANY,
                                        individually and as a Managing Agent



                                        By:
                                        Title:

                                        Notice Address:

                                             130 Liberty Street, 14th Floor
                                             New York, New York  10006
                                             Attention: Carmen Melendez

                                         With a copy to:

                                             300 South Grand Avenue, 41st Floor
                                             Los Angeles, California  90071
                                             Attention:  Edward H. Schweitzer


                                          FIRST NATIONAL BANK OF COMMERCE,
                                          as a Lender



                                          By:
                                          Title:

                                          Notice Address:

                                               210 Baronne Street
                                               New Orleans, Louisiana  70160
                                               Attention: Louis Ballero

                                         FIRST NATIONAL BANK OF METROPOLIS,



                                         as a Lender
                                         By:
                                         Title:

                                         Notice Address:

                                                522 Market Street
                                                Metropolis, Illinois  62960
                                                Attention: Robert Williams


                                         MERCANTILE BANK OF ST. LOUIS, N.A.,
                                         as a Lender



                                         By:
                                         Title:

                                         Notice Address:

                                                 7th & Washington
                                                 St. Louis, Missouri  63101
                                                 Attention: David Bentzinger


                                          NBD BANK,
                                          as a Lender



                                          By:
                                          Title:

                                          Notice Address:

                                                   611 Woodward Avenue
                                                   Detroit, Michigan  48226
                                                   Attention: James B. Junker

                                          PRIMERIT BANK, FSB,
                                          as a Lender



                                           By:
                                           Title:

                                           Notice Address:

                                                   3300 West Sahara, #951
                                                   Las Vegas, Nevada  89102
                                                   Attention: Robert C. Glaser

                                    EXHIBITS


I                     FORM OF NOTICE OF BORROWING
III                   FORM OF NOTICE OF CONVERSION/CONTINUATION
IV                    FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
V                     FORM OF LENDER ASSIGNMENT AGREEMENT
VI                    FORM OF REVOLVING NOTE
VII                   FORM OF SWING LINE NOTE
VIII                  FORM OF COLLATERAL ACCOUNT AGREEMENT
IX-A                  FORM OF OPINION OF COMPANY COUNSEL
IX-B                  FORM OF OPINION OF O'MELVENY & MYERS
X                     FORM OF COMPLIANCE CERTIFICATE
XI                    FORM OF COMPANY PLEDGE AGREEMENT
XI-A                  FORM OF COMPANY PLEDGE AGREEMENT (NEVADA)
XI-B                  FORM OF LLC MEMBERSHIP INTEREST SECURITY
                         AGREEMENT
XI-C                  FORM OF FIRST AMENDMENT TO COMPANY PLEDGE
                         AGREEMENT (NEVADA)
XII                   FORM OF ENVIRONMENTAL INDEMNITY
XIII-A                FORM OF ILLINOIS MORTGAGE
XIII-B                FORM OF LOUISIANA MORTGAGE
XIII-C                FORM OF NEVADA DEED OF TRUST
XIV                   FORM OF SHIP MORTGAGE
XV                    FORM OF GUARANTY
XVI                   FORM OF COMPANY SECURITY AGREEMENT
XVII-A                FORM OF SUBSIDIARY SECURITY AGREEMENT (ILLINOIS)
XVII-B                FORM OF SUBSIDIARY SECURITY AGREEMENT (LOUISIANA)
XVII-C                FORM OF SUBSIDIARY SECURITY AGREEMENT (NEVADA)
XVIII                 FORM OF PARTNERSHIP INTEREST SECURITY AGREEMENT
XIX                   FORM OF MASTER VESSEL AND COLLATERAL TRUST
                         AGREEMENT


                                      (v)

                                   SCHEDULES

2.1              LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1              SUBSIDIARIES OF COMPANY
5.5              US DOCUMENTED BARGES
5.6              LITIGATION MATTERS
5.11             ERISA MATTERS
5.13             ENVIRONMENTAL MATTERS
5.19             TRADEMARK MATTERS
6.4(a)           MINIMUM INSURANCE REQUIREMENTS
6.4(b)           MINIMUM INSURANCE REQUIREMENTS - CONSTRUCTION
6.9              POST-CLOSING CONDITIONS
7.2              LIENS
7.3              INVESTMENTS
7.11             INTELLECTUAL PROPERTY ASSIGNMENTS

A-1              DESCRIPTION OF ILLINOIS PREMISES
A-2              DESCRIPTION OF LOUISIANA PREMISES
A-3              DESCRIPTION OF NEVADA PREMISES


                                      (vi)